                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT

Entered into at the city of San Jose, on the twentieth day of the month of May of the year 2003, between:

         KPMG FIDES (COSTA RICA) S.A., corporate identification number three-one hundred one-one hundred seventy one thousand nine hundred eighty five, as Trustee (the "Lessor") of the Global Park's Guaranty Trust ("Trust Agreement"), executed on March 23, 2001, represented in this act with enough power by ALFONSO AMEN CHEN, personal identity card number two-three hundred fifty six-three hundred eleven, legal authority duly recorded in the Mercantile Section of the National Registry under books eight hundred ninety six, nine hundred forty, one thousand two hundred ninety, pages two hundred fifty one, forty four, one hundred seventy five, and entries three hundred nineteen, sixty four, two hundred four.

         PARQUE GLOBAL S.A., corporate identification card number three- one hundred one- two hundred thirty thousand five hundred seventy eight, (the "Developer"), registered in the Mercantile Section of the Public Registry under book one thousand one hundred twenty six, page two hundred seventy one, entry three hundred seventeen, represented in this act with enough power by Carlos Wong Zuniga, personal identity card number one- six six four- nine eight nine, legal representation duly recorded in the Mercantile Section of the Public Registry under book one thousand three hundred sixty five, page one hundred ninety one, entry one hundred ninety one.

for the one part and for the other,

         Novacept, Federal tax ID Number 770339123 (the "Lessee"), incorporated in the Estate of California; Corporate Address 1047 Elwell Court, Palo Alto California 94303, United Estates. Represented in this act with enough power granted by Donald R. Nathe; of legal age, bearer of the passport number 053930087, permanent resident of 558 Lincoln Avenue Palo Alto, California, 94301.

1.- Whereas the Lessee desires to lease a new building located in Global Industrial Park and Free Trade Zone, part of the "Condominio Global" (the "Condominium"), condominium identity number 3-109-328791, a condominium registered in the Costa Rican Public Registry, Province of Heredia, Property Number M-001679, Lot Number Five, registered in the Public Registry Property of Heredia, Property Number H-4033936F-000, of which approximately 2,468 sq. mts. (26,565 sq. ft.) constitutes the leased real estate (the "Real Estate"), to be utilized for the manufacture and assembly of medical devices and related and ancillary products and lines of business.

2.- Whereas the Real Estate forms part of a bigger property which has been transferred to KPMG Fides (Costa Rica) S.A. in trust, through the GLOBAL GUARANTY TRUST ("Trust Agreement"), executed on March 23, 2001, by Parque Global S.A. as Grantor of the Trust Agreement, and Scotiabank de Costa Rica S.A. as main Beneficiary of the Trust Agreement;

3.- Whereas the Grantor and the main beneficiary of the Trust Agreement have instructed KPMG Fides as a Trustee to enter into this lease agreement, and all parties acknowledge that KPMG Fides will act in accordance with the instructions received by the main beneficiary and the Developer, and expressly agree that KPMG Fides enters into the present Agreement acting solely as trustee of the Trust. Consequently, KPMG Fides' obligations and duties in relation with this Agreement are limited to its execution;

Now therefore in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties have agreed to execute this lease agreement:

SECTION ONE: OF THE LEASED GOOD

1.00 BACKGROUND, STATUS, AND OWNERSHIP OF THE REAL ESTATE

         The Trustee is the fiduciary owner of record of the real property registered under the computerized "folio real" system of the National Registry number one hundred seventy eight thousand six hundred fifty five - zero zero zero (178.655-000), Province of Heredia (hereinafter referred to as "the Land"). Such registration corresponds to a piece of land with the nature, location, boundaries, measures, and other legal characteristics as identified in the National Registry. On such real estate is located the Free Trade Zone and Industrial Park identified as "Global Park", which is being operated and being developed by Parque Global, S. A.. Such Free Trade Zone Status was granted by the Executive Agreement number twenty nine-ninety nine, published in the official newspaper, "La Gaceta", number forty-one, on March first of nineteen hundred ninety nine. As of the signature of this Agreement, the Developer acknowledges and accepts before the Trustee and the Lessee that it will be responsible before the Lessee for any and all of the obligations and liabilities derived from the ownership of the Real Estate beyond the mere fiduciary ownership of the Real Estate held by the Trustee. In the same manner, the Developer will have before the Lessee the power to exercise the rights and faculties derived from the mere ownership of the Real Estate that go beyond the mere fiduciary ownership of the Real Estate held by the Trustee, all of which is hereby acknowledged and accepted by the Lessee and the Trustee.

1.01     ACCEPTANCE BY THE DEVELOPER OF THE COMPROMISES STATED IN THE AGREEMENT

         PARQUE GLOBAL, S. A., as Grantor of the Trust Agreement described in this contract, and as Developer of Global Park, acknowledges, accepts and guarantees to the Lessee and the Lessor the compliance and fulfillment of all the covenants and obligations which require its participation in accordance with the terms and conditions established in this contract, and that it will hold the Lessor and its assets harmless from any liability arising from any obligation, loss, damage, penalty, tax liability, claim, lawsuit, expense or disbursement, including but not limited to legal fees or expenses resulting directly or indirectly from the non-compliance on behalf of the Developer of any of the provisions contained in this Agreement; and will therefore proceed to subscribe this document as a symbol of its acceptance and compromise.

SECTION TWO: OF THE LEASED REAL ESTATE

2.00 LEASED REAL ESTATE

         The Lessor rents out to the Lessee, who accepts, a manufacturing building located in a section of Condominium lot number five with the characteristics and conditions that are stated in the contract herein (the "Leased Real Estate"), with an approximate constructive dimension of two thousand four hundred sixty eight square meters (2,468 sq. mts.), (which is equivalent to twenty six thousand five hundred and sixty five square feet).

         The purpose of the Leased Real Estate shall be exclusively for the manufacture, assembly, storage, warehouse and office use of medical devices and related and ancillary products as well as related lines of business. The Lessee shall not alter the purpose of the Leased Real Estate without manifest and written authorization of the Lessor and the Developer. As stated in article 4.00 of this Agreement, it is understood that Lessee shall at all times comply with all the corresponding municipal and governmental regulations in the carrying out and execution of its activities, as may be, but are not limited to, the Health Ministry's regulations.

2.01     REAL ESTATE CONDITIONS

         The Lessee shall receive the Leased Real Estate according to the conditions of this clause and with the conditions and characteristics described in the documents that jointly conform EXHIBIT ONE of this contract that the Lessee understands and accepts without objections. The Leased Real Estate shall conform to all requirements conditions, restriction and encumbrances of the covenants and internal regulations attached as Exhibit Two(CC&R's) and all rules regulations statutes ordinances, laws and building codes (collectively "Laws") applicable thereto and will provide the construction quality guarantees required under these Codes. Lessee shall not be required to construct or pay the cost of complying with any CC&R's or laws required for the construction of Leased Real Estate.

2.02     ADDITIONAL FACILITIES

         In addition to any other facility specifically included in this lease agreement, the Leased Real Estate shall comprise: (a) Parking.- The Leased Real Estate includes nine parking spaces in the front of the building and seven parking spaces on a satellite parking area located within walking distance for standard-sized vehicles, outlined by road demarcations according to the country's standards and to the plans and specifications that are an integral part of the present Agreement and which have been enclosed as EXHIBIT ONE. Parking spaces are specifically referred to those located within the Leased Real Estate; in case any additional parking spaces shall be required, the Developer will assign them at its convenience and Lessee will pay a forty dollar ($40.00) monthly fee for each of them; (b) Common areas. The Lessee can make use of the Industrial Park's common areas according to the regulations and specifications included in the Global Park's Internal Regulations (CC&R's) and its subsequent amendments, which have been enclosed as an integral part of this Agreement in its current form as EXHIBIT TWO; (c) Sewage Treatment Plant.- The Lessee shall make use of the sewage treatment plant located in the Park, according to the usage regulation included as EXHIBIT THREE.

2.03     SPECIAL EQUIPMENT AND SYSTEMS

         The Lessee may request, at its own expense, the installation of certain special systems and equipment in the Leased Real Estate in accordance with CC&R's.

SECTION THREE: OF THE RENT AND LEASE TERM

3.00. RENT

         The monthly rent to be paid for the Leased Real Estate (the "Rent") by the Lessee during the first twelve months of the contract's term shall be sixteen thousand four hundred and seventeen dollars (US$ 16,417.00) Legal currency of the United States, equivalent to $7,41 per square foot per year. The Lessee shall begin making such payments after the Date of Delivery in accordance with the terms and conditions stated herein. As of and starting on the thirteenth month of the contractual term, and until the expiration of the present contract, the monthly Rent shall undergo a five percent yearly increase, using as basis for such increase the Rent paid in the last month of every twelve month period ("Annual Increase Rate"). The effective rental fee in each period shall be paid monthly and in advance within the first five calendar days of each month. Payments can be made in cash, check, or electronic transfer to the Developer's account, whose validity remains subject to its approval. In this last case, the Lessee shall notify in writing to the Developer, the date in which the transfer was executed, and such payment shall be deemed made on the date on which the transfer is credited by the Developer's bank. All applicable transfer fees or bank charges must be paid by the Lessee. For purposes of this Agreement, the Developer's address shall be the address in effect where payments should be made. In the event that the beginning or end of the term of this Lease is not the first of a month, rent shall be prorated such that Lessee shall only pay the portion of the rent allocated to the portion of the month the Leased Real Estate is occupied by the Lessee. In case of default by the Lessee of the obligation contained herein, there shall be a cure period to remedy the situation as described in section 6.01, Rent shall not include, and Lessee shall not be required to pay as Rent or otherwise any "Ordinary or Extraordinary Maintenance Fees", except for Service Agreement (reference clause 4.15) and CC&R's fees or any other fees as agreed to by both parties.

3.01     TERM OF THE LEASE

         The lease shall be effective as of the Date of Delivery (as defined in Section 3.02 hereof) to Lessee of the Leased Real Estate, and shall have a duration of five (5) years thereafter (the "Initial Term"). Lessee shall have the right, so long as it is not in default under the terms of the Lease Agreement, by sending a written notice to Lessor and Developer upon not less than six (6) months prior to the foreseen expiration of the lease term in effect, to extend the Lease for an additional five (5) year term (the "First Extended Term"). Lessee shall have the right to extend the Lease for an additional five (5) year term (the "Second Extended Term"), under the same terms and conditions required for the First Extended Term. The rent for the First and Second Extended Terms will be set by the Annual Increase Rate for the monthly rent in effect at the last month of the Initial Term or the First Extended Term for the subsequent Second Extended Term.

3.02     LEGAL EFFECT OF THE AGREEMENT

         The Agreement's legal effects regarding the use and enjoyment rights, as well as its obligations as park tenants, shall commence as of the date of delivery of the Leased Real Estate. The Date of Delivery of the Leased Real Estate (the "Date of Delivery") shall be understood as the date in which the Leased Real Estate has been completed according to the construction details stated in EXHIBIT ONE. As of the Date of Delivery, the building will be substantially completed by the Developer for purposes of the occupation by the Lessee i) for having been completed in more than ninety-five percent, according to the completion percentage indicated by the appointed inspectors, based in the construction agreement and any improvements as listed in EXHIBIT ONE, to this Agreement, ii) in compliance with all applicable Laws and permits included in Clause 2.01 iii) Lessee shall have been permitted, at any time after concrete floor has been cured, early access to the warehouse area of the Leased Real Estate prior to the Date of Delivery for the purpose of the Lessee's improvements, iv) such that there are no conditions existing, or items remaining to be completed, as would interfere with Lessee's occupancy and use of the space for the permitted use under this Lease, v) the Leased Real Estate will be in good condition and repair, and the electrical, mechanical HVAC plumbing and other systems serving the Leases Real Estate and described in Exhibit One will be in good condition and repair. In the event that the Lessee does not agree with any of the above mentioned conditions, the dispute shall be submitted to an Engineers and Architects Board Arbitration process, and its final resolution must be accepted by the Lessee and the Developer. In any event, the portion of the works that have not been concluded at the Date of Delivery shall be finished in a term not greater than thirty calendar days, unless otherwise stated. Notwithstanding anything to the contrary in this Lease, Lessee's acceptance of the Leased Real Estate shall not be deemed a waiver of Lessee's right to have defects in the Leased Real Estate repaired at Developer's sole expense. Lessee shall give notice to Developer whenever any such defect becomes reasonably apparent, and Developer shall repair such defect as soon as practicable.

3.03     DELAYS ATTRIBUTABLE TO THE DEVELOPER

         If for causes attributable to the Developer, its contractors, agents or employees, the delivery of the Leased Real Estate does not take place before the twenty four weeks after the date of signature of this Lease Agreement, the Developer shall acknowledge in favor of the Lessee a fine, as a fixed and sole compensation for damages or losses, equivalent to a day's rent per calendar day of delay, which shall be estimated by dividing the applicable rental fee for the first period by thirty. The relevant fine shall be deducted by applying a twelfth of the amount in each of the first twelve months of the Lease Agreement's legal term. Notwithstanding anything to the contrary contained herein, in the event that for any reason the Leased Real Estate is not delivered for possession by Lessee in the condition required by Section
         3.02 hereof on or before December 31, 2003, Lessee shall have the right to terminate this Lease. The Lessee accepts that it shall not present a claim against the Developer or attempt to collect any losses, damages, penalties, expenses, disbursements or amounts, including but not limited to, legal fees or expenses, request a sum for damages or losses if due to force majeure, acts of God, or other causes not attributable to the Developer, it is not possible to deliver the property on the date convened in the clause herein. In such case, the Developer will return the security guarantee deposit to the Lessee, as fixed and sole indemnification for the termination of the contract. Once the Lessee is indemnified, it guarantees and acknowledges that it will not file any lawsuits or claims to recover additional amounts from the Developer or from the Lessor, hence the Lessee will hold the Developer and the Lessor harmless after having received the indemnification amount.

3.04     SECURITY DEPOSIT

         With the execution of this Agreement, the Developer has received from the Lessee, one hundred and three thousand nine hundred and sixty two dollars (US$103,962.00) an amount equivalent to six months rent to be retained by Developer as a security deposit (the "Deposit") The Deposit shall serve as a guarantee to cover the payment of outstanding services, repairs and any other obligation derived from this Agreement, to the Developer's satisfaction. The Developer shall have the right, but not the obligation, to use the Deposit to settle outstanding rent payments. If all or part of the Deposit were used by the Developer for any of the aforementioned items, the Lessee shall have an obligation to reinstate the used amount within five (5) calendar days following notice of its use by the Developer, unless such use is made upon termination of the lease, in which case the remnant, if any, shall be returned by the Developer to the Lessee in the sixty (60) calendar days following the date on which this Agreement is terminated, and prior verification that all utilities bills corresponding to the Lessee are fully paid. The Deposit shall not bear any interest for the benefit of the Lessee.

SECTION FOUR: OF THE LESSEE'S RIGHTS AND OBLIGATIONS

4.00 RESTRICTIONS OF THE LEASED REAL ESTATE

         The Lessee: (a) shall not modify the purpose of the Leased Real Estate without prior authorization of the Developer which authorization shall not be unreasonably withheld or delayed; (b) shall not carry out, within the Real Estate, any type of activity that produces noises, smells or disturbing activities to other occupants of Global Park or other neighbors of the area where the Leased Real Estate is located, and that the execution of such activities shall at all times comply with the corresponding local and national regulations; (c) accepts that the activities performed in the Leased Real Estate shall not produce emanations that can adversely affect the environment or people's health, and that the execution of such activities shall at all times comply with the corresponding local and national regulations; (d) shall not use the Leased Real Estate for the storage of flammable or dangerous substances, materials or chemicals unless such substances, materials or chemicals are used in their manufacturing operations. In these cases, the Lessee must communicate in writing such circumstance to the Developer, including a list describing such items. The substances, materials, or chemicals should be property stored in accordance with the applicable laws, regulations, and any other safety provisions. In case of default by the Lessee of the obligations contained herein, it will have a cure period to amend the situation as described under section 6.01.

4.01     PARK REGULATION

         The Lessee shall respect at all times the Global Park's Condominium Bylaws, in its current text and its amendments. Said regulations, which the Lessee is cognizant and accepts, shall be enclosed to the contract herein as EXHIBIT TWO.

4.02     REPAIRS AND IMPROVEMENTS

         The Developer shall be obligated to maintain, at its expense, of the Leased Real Estate in general, including but not limited to, the exterior structural elements, exterior pluvial, and sewage water systems, and interior building systems as define at Exhibit One as well as pay for all other maintenance fees or repairs derived from the normal wear and tear of the Leased Real Estate. The Developer shall cooperate with Lessee to enforce ail such warrantees with respect to the Leased Real Estate which will reduce Lessee's maintenance obligations, but shall not be obligated to maintain at is expense the interior of the Real Estate in general, even if such maintenance could be considered as necessary because of the normal wear and tear of the building. The Lessee shall bear the cost of any other repair such as broken glasses, burnt light bulbs, gaskets and, generally, any service accessory or accessories incorporated to the Real Estate, except for those generated by the normal wear and tear of the Real Estate. Any damages or repairs caused or generated by the Lessee's negligence or willful misconduct shall run at the Lessee's expense, as well as all of the secondary elements added to the Leased Real Estate on behalf of the Lessee, except as set forth in section 5.11 below. Without affecting the above, the Lessee shall not, without the prior written consent of the Developer which shall not be unreasonably withheld or delayed, make changes or adjustments to the Leased Real Estate, even if related to indoor or outdoor maintenance works. It shall not be necessary to obtain prior consent from the Developer to make indoor changes, adjustments or maintenance works whenever these do not affect the Leased Real Estate's structure or are permanently affixed to the same. If authorization is received, all investments, non-removable improvements or the removals that once removed may cause damage to the Real Estate, shall be for the benefit of the Developer, without giving rise to the Lessee to request a deduction in the rent or an economic compensation for these upon termination of the lease's term.

4.03     RESPONSIBILITY FOR DAMAGES

         The Lessee shall be liable for any damage or loss incurred to or suffered by the Real Estate, which is caused by or attributable to its employees, officers and/or agents, or by third parties or clients that visit or use the Real Estate, except as set forth in section 5.11 below. Furthermore, it shall be responsible for the damages caused, by any of the aforementioned individuals, to common areas of the Park. Any form of damage caused by the Lessee, or any of the aforementioned individuals in this clause, shall be repaired by the Lessee, at its own expense, without the right to demand from the Developer a reimbursement or cost deduction from the lease. Repairs shall be initiated within a term no greater than eight calendar days, except in cases of emergency, whereby they should be fixed immediately, allowing the Lessee to hire the workers it deems suitable. Prior to making the repairs, it shall have the approval in writing of the Developer with regards to quality and work opportunity. In such cases, the Developer must respond within the following twenty-four hours following the receipt of a written communication by the Lessee. Should the Developer not respond within the aforementioned time frame, the authorization will not be deemed granted, but the eight (8) day period will not begin until the day after an affirmative response is rendered by the Developer. If repair works have not been performed in the aforementioned term, the Developer shall notify the Lessee of said noncompliance and it shall provide to the Lessee a cure period of eight calendar days ("Cure Period") to initiate the repairs. If the Lessee does not initiate the repairs within the Cure Period, the Developer can request the termination of the Agreement due to non-fulfillment and is fully authorized to deduct from the Deposit the necessary amount for repairs, and perform them on behalf of the Lessee. By virtue of this clause, the Lessee's liability is comprehensive and includes any violation acts to the legal system, caused by Lessee's activities in or use of the Leased Real Estate, whether by its employees, officers and/or agents or by third parties or clients that visit or use the Leased Real Estate, may these be civil, labor, environmental, health-related or any other sector, even when these acts are not subjected to an economic compensation. In case of default by the Lessee of the obligation contained herein, it will have a cure period to amend the situation as described under section 6.01.

4.04     ACCIDENTS

         The Developer and the Lessor do not assume civil, penal, labor, or any other type of responsibility, for damages or losses incurred to the Lessee or third parties. Notwithstanding the foregoing, in no event shall the Lessor or Developer be liable for business losses, motivated or as a consequence of accidents caused to it due to the Lessee's responsibility, fraud or fault, as well as due to force majeure, during the effective term of this lease agreement and its possible extensions. In the event of negligence or willful misconduct of the Developer as the case may be, the Developer shall be the sole responsible for damages or losses incurred to the Lessee or third parties.

4.05     SUBLEASING AND ASSIGNMENT OF RIGHTS

         The Lessee may only sublease or assign this contract, or the rights derived from it to its subsidiaries, or branches, provided that: i) the Lessee demonstrates the existing relationship; and ii) the assignee or subtenant will not use the Leased Real Estate, or any part thereof, for any illegal or undesirable activity. Lessee shall remain jointly and severally liable against Lessor and Developer for all obligations in this Lease, not limited to monetary terms and conditions. Otherwise, the Lessee may not sublease the Leased Real Estate, nor fully or partially assign this contract, nor the rights that derive from it, except by common agreement with the Developer and Lessor, which has to be in writing. The Parties hereby agree, that the Lessor can assign totally or partially its rights under this Agreement to Scotiabank de Costa Rica, S.A., or any other third party in compliance with the terms and conditions of the Trust Agreement, terms and conditions that do not affect the validity or the effectiveness of this Agreement. The Lessor and the Developer herein acknowledge that the provisions set forth in the Trust Agreement does not contravene the terms and conditions of this Lease Agreement, in accordance with Article twenty four of the Urban and Sub-urban Lease Act in effect

4.06     ACQUISITION OF PERMITS

         The Lessee shall be responsible to process and acquire all those permits necessary for its operation, in addition to the performance of activities carried out within the Leased Real Estate, such as, but not limited to, those permits and authorizations necessary for operating under a free zone regime. In the event that the Developer authorizes the realization of renovations or improvements on the property, the Lessee shall assume the costs, exclusively, for the permits, authorizations and other necessary acts for their execution. The Developer shall cooperate with the Lessee in the acquisition of the corresponding permits or authorizations whenever its assistance is required for this purpose. In case of default by the Lessee of the obligation contained herein, it will have a cure period to amend the situation as described under section 7.01.

4.07     SIGNAGE

         The Lessee shall not place, or allow the placement of signs or notices of any type, in any exterior area of the building or common areas of the park, other than the clearly designated sites by the Developer for these purposes. Moreover, the Lessee shall comply with the signage specifications included in the Parque Globals Condominium Bylaws or other applicable documents to the Lessee by virtue of the present agreement.

4.08     NOTIFICATION OF FAILURES OR ACCIDENTS TO THE DEVELOPER

         The Lessee shall be required to notify the Developer and the Lessor of those failures or accidents occurred in the Leased Real Estate that may generate civil, criminal, or tortuous liability, directly or indirectly, to the Developer and/or Lessor. The notice of said failures or accidents should be made by the Lessee within the ensuing twenty-four hours of its knowledge. The notification to the Developer and Lessor shall nor cause Lessor or Developer to assume additional liabilities than those agreed to in this Lease or those imposed by law.

4.09     COMPLIANCE WITH THE LAWS AND APPLICABLE NORMS

         The Lessee shall comply with at its own cost and expense, and execute, whenever the case, the provisions of any norms, ordinances, rules, orders, acts, regulations, and requirements of the legal system in effect applicable to the activities the Lessee shall perform in the Leased Real Estate. In particular, but not limited to, it shall comply with the corresponding and applicable provisions stated in the Law of the Free Zone Regime and its regulations, as well as the Customs Law and its regulations. The Lessee shall exclusively bear all expenses resulting from the compliance with the legal and judicial system in effect.

4.10     PROHIBITION OF COMMON AREAS OBSTRUCTION

         The obstruction of common areas of the Industrial Park with equipment, vehicles, machinery, raw material or any other goods owned by the Lessee or his/her contractors, employees, dependents or visitors, or any other person related with him/her, is expressly prohibited. The Lessee must always supervise that common areas are free from obstructions caused by any of the persons mentioned in this clause. Particularly, the parking of vehicles owned by the Lessee's personnel or visitors in the main streets of the Park, is expressly prohibited. The Lessee accepts to pay a twenty-dollar fine, plus the cost of the obstruction removal resulting from the non-compliance with this provision. The amount corresponding to the fine shall be charged in the rent corresponding to the next month.

4.11     PROHIBITION OF TRANSIT AREAS OBSTRUCTION

         Sidewalks, entrances, passageways, elevators, stairs, lobbies and other common transit areas may not be obstructed, used or occupied differently for the entrance or exit of machinery, material, equipment, vehicles or persons, depending on the case, related with the activities developed by the Lessee. The Lessee must guarantee the compliance with this obligation on the part of his/her representatives, contractors, employees, dependents, visitors, and other related personnel.

4.12     DELAYS IN THE RENDERING OF SERVICES

         The eventual delay for just cause, or impossibility on the part of the Developer to grant a service as indicated per section 4.15, despite reasonable efforts, shall not be a reason to exempt the Lessee from the obligation to pay Rent or to fulfill any other obligation herein established, unless this agreement or the applicable legislation in effect expressly indicates or inhibits the operation of the company.

4.13     TRANSFER OF MATERIAL, MACHINERY, OR HEAVY EQUIPMENT

         The Lessee may not move any equipment, goods or heavy machinery in and outside the building without the suitable means to avoid damaging the constructions located in the Leased Real Estate, and it must be done in coordination with the Developer. Any damage resulting from the movement of the goods mentioned in this clause must be repaired by the Lessee pursuant to the terms established in clauses 3.04, 4.03, and 4.14 of the present Agreement.

4.14     COMPENSATION FOR NON-COMPLIANCE WITH THE OBLIGATIONS

         The Lessee must compensate the Developer and/or the Lessor for all those costs, expenses, responsibilities, losses, damages, trials, processes, fines, penalties, complaints, and lawsuits, including the costs incurred by the Developer and/or the Lessor resulting from the non-compliance on the part of the Lessee with the obligations derived from the legal and judicial system and this Agreement.

4.15     OTHER COMMITMENTS

         The Lessee shall, (a) execute simultaneously a service Agreement with the Developer under the terms and conditions currently in effect, and
         (b) the Lessee shall remain as a free zone company.

         In addition, if Lessee is a corporation and if at any time during the term of this Lease, the corporate shares of Lessee are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, Lessee shall notify such event to both Lessor and Developer when such transfer occurs. If in the same manner, there is a change in the present control of Developer, Developer shall notify Lessee of such transfer, when it occurs.

SECTION FIVE: OF THE DEVELOPER'S RIGHTS AND OBLIGATIONS

5.01     PAYMENT OF REAL ESTATE AND MUNICIPAL TAXES

         The Developer shall pay the applicable municipal and real estate taxes for the Real Estate during the term this Agreement.

5.02     INSPECTION RIGHT

         The Lessor or the Developer reserves the right to visit the Real Estate any moment, provided that it informs the Lessee at least twenty-five
         (25) hours in advance. Inspections referred in this clause must be done by the Developer, during Lessee's working hours, through its officers or third parties hired to that effect. Exceptionally, with prior authorization by the Lessee, inspections may be carried out off the regular working hours. Lessor and Developer shall comply with Lessee's security precautions and health and safety requirements during any such entry.

5.03     OWNERSHIP OF THE GOODS LEFT IN THE REAL ESTATE

         After eight working days of the termination date of the present Agreement, for any cause imputable or not to the Lessee, or in case of eviction for non-compliance with the payment, any goods owned by the Lessee found inside the Real Estate or in the common areas of the Park shall be considered abandoned by the Lessee. Therefore, the Developer may take possession of the same. The Lessee resigns as of this moment any right to complain related with such circumstance.

5.04     SHOWING OF FACILITIES

         If any of the Parties notifies the other Party of its intent not extend the term of this Agreement as established in section 3.01, the Developer shall have the right to show the Real Estate to people interested in leasing or purchasing it, during the last six months of the Initial Term or Extended Term then in effect. The visits to show the Real Estate must be scheduled by the Developer within Lessee's working hours, with a previous oral communication to the Lessee.

5.05     ENTRY RIGHT ON THE PART OF THE DEVELOPER TO REPAIR DAMAGES

         The Developer, its employees or contractors, shall have the right to enter the Real Estate in order to make repairs that might correspond to it, in accordance with this Agreement and the legislation in effect. Nevertheless, the Developer must previously coordinate with the Lessee the time in which such repairs shall take place, trying as far as possible, and pursuant to the particularities of the repair, that its execution must be done on the less prejudicial moment for the normal functioning of the Lessee's activities.

5.06     RIGHT OF SALE OF THE REAL ESTATE

         The Lessor shall be empowered to sell the Leased Real Estate to an interested third party during the terms of legal effect of the present Agreement -upon receipt of written instructions of the main beneficiary and the Developer.

5.07     RELEASE OF LIABILITY IN CASE OF ACCIDENTS/ MUTUAL INDEMNITY

         The Lessee releases the Developer and the Lessor from any responsibility for any accidents resulting from electricity, flood, gas or any other phenomena resulting or not from the Real Estate usage, unless such were caused by the gross negligence or willful misconduct of the Developer. Developer shall indemnify, defend, protect and hold harmless Lessee from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the breach of its obligations or representations under this Lease as well as the negligence or willful misconduct of Developer or its agents, contractors, employees or invitees. Lessee shall indemnify, defend, protect and hold harmless Lessor and Developer from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the negligence or willful misconduct of Lessee or its agents, contractors, employees or invitees, or the breach of Lessee's obligations or representations under this Lease. No party shall be liable to any other party under this Lease for consequential damages (loss of profits etc).

5.08     RELEASE OF LIABILITY IN CASE OF ROBBERY OR THEFT

         The Lessee discharges the Developer and the Lessor from any responsibility for robbery or theft in the Real Estate, unless the same was caused by negligence or imprudence, as defined under the Civil Code of the Republic of Costa Rica, on the part of the Developer or the security company contracted by the Developer.

5.09     NON WAIVER OF RIGHTS

         The circumstance that the Developer or the Lessor does not demand the compliance with any of the terms and conditions herein established, may not be considered as a waiver to the rights and actions granted by means of the present Agreement or the legislation applicable to the case.

5.10     NON-COMPLIANCE ON THE PART OF THE LESSEE

         The lack of payment within the first ten natural days of the rent or any other payment responsibilities of the Lessee or the non-compliance with any of the clauses stated under clause 6.01 shall give reasons to consider the Lease Agreement as rescinded and eviction action shall proceed, in which case the Lessee must recognize the damages and prejudices he/she might have caused and the cost of any eventual judicial actions subject to applicable law. Lessee will receive a written notification from the Developer before Developer starts the eviction process.

5.11     INSURANCE

         The Lessee shall have an All Risk insurance to protect the goods of his/her property inside the offices. The Developer, on the other hand, shall have All Risk insurance that includes the coverage against earthquake, fire, and any other damage resulting from nature to protect the Real Estate and other related civil works. Both, the Developer as well as the Lessee, shall maintain their insurance at replacement values. In such insurance, there shall not be a subrogation right on the part of the insurers against the Developer or Lessee, as long as this is acceptable for the INS or the corresponding insuring entity. Neither the Developer, the Lessor nor the Lessee shall cover the deductibles of the other party, in case of loss.

SECTION SIX: RIGHT OF FIRST REFUSAL

6.00 PREFERENCE

         The Developer agrees to grant the Lessee a preference right to acquire the Real Estate in case any other third party is interested in buying the Real Estate (the "Right of First Refusal").

6.01     TERM

         The term of the Right of First Refusal will be eighteen (18) months, after which the Developer will be entitled to sell the Real Estate without giving any preference right to the Lessee (the "Preference Term"). After the term of the Right of First Refusal (eighteen months) the Developer will be entitled to sell the Leased Real Estate to a third party and will send a written notification to the Lessee within a week of its decision.

6.02     NOTIFICATION OF THIRD PARTY OFFERS

         If the Developer has offered to sell the acquired Real Estate, it shall communicate its intention to the Lessee in writing. If within the Preference Term the Developer has received offers to buy the Real Estate by third parties, it shall attach or include in a written communication to the Lessee the terms and conditions of these offers. The Developer guaranties that it will disclose to the Lessee all of the offers that it receives from the time the Lessee decides to sell, up to the expiration of the period contained in this subsection for the exercise of this Right of First Refusal. The Lessee will then have fifteen (15) calendar days following the communication from the Deveioper to make a decision regarding the purchase of the Real Estate. At the express and written communication from the Lessee, or if after the fifteen-day period expires without the Lessee making a firm commitment to match the terms and conditions of the best option to purchase the Real Estate, the Lessee will be construed as having waived its Right of First Refusal, and the Real Estate may be offered and sold to any third parties.

SECTION SEVEN: TERMINATION OF THE AGREEMENT

7.0 MOMENT OF TERMINATION

         The Lessee shall remain obligated to pay the corresponding lease as long as it does not return the Real Estate's keys in the same domicile indicated for the payment, even if it has vacated the same.

7.01     TERMINATION IN ADVANCE ON THE PART OF THE LESSOR AND THE DEVELOPER.

         The Lessor and the Developer may terminate the present Agreement at any moment due to non-compliance on the part of the Lessee with the obligations established on clauses 3.00, 4.00, 4.03, 4.06, and 4.09 or any other cause expressly authorized by the legislation in effect ("Events of Default"). Once the Lessor and/or the Developer detect an Event of Default, it will communicate so in writing to the Lessee. The Lessee will have fifteen (15) working days ("Cure Period") subsequent to the receipt of the communication to remedy the situation that is causing the Event of Default. With exception of the obligation stipulated in clause 3.00 of this Lease, if Lessee can not reasonably cure such Event of Default, the Cure Period can be extended, to Developer's reasonable discretion, so long as Lessee has commenced the cure within the fifteen (15) day period and diligently prosecutes it to completion, for a time not exceeding a fifteen (15) day period. If the Lessee does not amend the situation during the Cure Period or gives a satisfactory response to the Developer, at least requesting an extension of the Cure Period, and if it is unreasonable, the Lessor and the Developer will be entitled to terminate this Agreement with responsibility for the Lessee, and the Developer will recover from them a satisfactory indemnification in accordance with clause 6.02.

7.02     TERMINATION IN ADVANCE ON THE PART OF THE LESSEE

         In case the Lessee wishes to terminate in advance the present lease Agreement, it must give prior notice in writing to the Lessor and/or the Developer within six months in advance of the expected termination date. As indemnification for the termination in advance of the Agreement, Lessee shall pay the totality of the monthly rental fees owed in relation to the original term of the lease agreement, stipulated in article 3.01 of this Agreement. Additionally, the Developer shall be entitled to retain the total sum of the security deposit without any objection by the Lessee.

(56)7.03 DAMAGE AND DESTRUCTION

         (57)Developer shall have the obligation to reconstruct the Leased Real
         Estate: i) if damaged or destructed from a casualty covered by insurance required to be carried by Developer under the Lease and the amount agreed to be pay by the insurer entity is equal or higher than eighty percent (80%) of the estimated reconstruction value; or, ii) if the damage is relatively minor (e.g., repair or restoration would take fewer than ninety (90) days or would cost less than twenty percent (20%) of the replacement cost of the Leased Real Estate, or (iii) if Lessee agrees to pay the cost of repair in excess of pre-agreed base amount. In the event of damage to the Leased Real Estate, Developer shall notify Lessee within fifteen (15) business days following any such damage to or destruction of the Leased Real Estate the length of time Developer reasonably estimates to be necessary for repair or restoration. Lessee shall have the right to terminate the Lease within fifteen (15) days following receipt of such notice if restoration or repair of the Leased Real Estate will take more than ninety (120) days. In the event of any damage or destruction, Rent shall be equitably abated during any restoration period.

(58)7.04 CONDEMNATION

         (59) In the event the Leased Real Estate or any portion thereof is condemned or other wise taken by any governmental authority or third party such that there is material interference with Lessee's operations in the Leased Real Estate (as reasonably determined by Lessee) and such taking lasts for a period of ninety (90) days or longer, Lessee shall have the right to terminate this Lease by written notice to Lessor. In the event that Lessee chooses not to so terminate this Lease, Rent shall be equitably abated until such interference is eliminated.

SECTION EIGHT: FINAL AND MISCELLANEOUS PROVISION

8.0      COMMUNICATIONS AND NOTICES

         Any notice that the Parties are required to make in accordance with this Agreement, shall be made in writing by means of a personal delivery or any other written means, in which the remission and reception date are irrefutably recorded, and sent to the following addresses and during office hours. Notices shall be deemed delivered on reception date.

         a) To the Lessor:           At Forum Business Center, Prospero
                                     Fernandez Highway, Santa Ana, Costa Rica.
                                     Attention: Alfonso Amen Chen
                                     Fax number. (506) 204-3141

         b) to the Developer:        At the administrative offices of Global
                                     Park, located in La Aurora de Heredia, to the attention of Caries Wong. Fax number
                                     (506) 209-5960.

         c) To the Lessee:           At Novacept 1047 Elwell Court, Palo Alto
                                     California 94303 to the attention of Chief
                                     Financial Officer at fax number (650) 335-
                                     2716.

                                     At Novacept building located in Global
                                     Park.

8.01     GOVERNING LAW AND DISPUTE RESOLUTION

         This Agreement shall be interpreted and governed in general by the laws of the Republic of Costa Rica and in particular by the General Urban and Suburban Lease Law in effect in Costa Rica.

         According to the Law "Ley sobre Resolucion Alterna de Conflictos y Promocion de la Paz Social" No. 8828, approved on December 4th., 1998 and published on January 14th, 1998 in the Official Newspaper "La Gaceta" , particularly but not limited to article 22, it is accepted by the Parties that this Agreement shall be interpreted and governed by the laws of the Republic of Costa Rica.

         Any dispute or claim ("The Dispute") with respect to the validity, construction or enforceability of this Agreement or arising out of or in relation to this Agreement, or for the breach hereof shall be initially resolved by the Parties in good faith within 30 Days ("the Initial Period") from the day of notice by any of the Parties to the other Party as to the existence of a dispute or claim. If the Parties are unable to settle The Dispute within the period of time indicated before, the Dispute shall be finally settled by arbitration in Costa Rica by three arbitrators selected in accordance with the commercial arbitration rules of the Conciliation and Arbitration Chamber of the Costa Rican Chamber of Commerce. All rules of the Conciliation and Arbitration Chamber of the Costa Rican Chamber of Commerce shall apply to the arbitration and the arbitration process and for purposes of article 19 of Law 8828 it is agreed that, under such Law, the arbitration shall be considered an arbitration of law. The arbitrators should decided which party should be liable for the payment of all costs, expenses and fees related to the arbitration. Any such arbitration shall be conducted in the Spanish language.

         The arbitration award shall be well founded, in writing and shall be final and shall not be subject to appeals of any type, with the exemption of the revision and nullity appeals, according to the rules of the Costa Rican Chamber of Commerce.

8.02     AMENDMENTS TO THE AGREEMENT

         Any agreed modifications to the present Agreement must be done in writing and signed by the Parties. This clause shall be of special application for anything related with the lease price and its form of payment; therefore, no modification may be alleged, unless the previous procedure is followed.

8.03     ESTIMATION

         The present Agreement is estimated in the sum of one hundred ninety seven thousand and four dollars (US$197,004.00) legal currency of the United States.

8.04     NOTARIZATION

         The Parties authorize reciprocally to notarize the present lease Agreement; nevertheless, the other party must receive a copy of the respective testimony.

8.05     VESTED RIGHTS

         The Lessee recognizes that the present Agreement shall not create any right of use in his/her favor, or any equivalent one in virtue of which the eventual increase in the commercial value of the real estate shall be recognized for its use or occupation, and that in case such rights ever arose in reason of the legal applicable disposition or commercial practice, he/she transfers it, as of now, to the Lessor in the sum of one dollar, legal currency of the United States of America. The Lessee recognizes that this provision is essential to fix the intention on the part of the Lessor to subscribe the present Agreement.

8.06     HEADINGS

         The titles used as headings for each clause and chapter of this Agreement are introduced to ease its reading and shall not be considered as part of the text thereof, to interpret its contents.

8.07     INCORPORATION OF EXHIBITS

         The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

8.08     SURVIVAL

         All indemnities contained in any section of this Agreement shall survive the expiration or other termination of this Agreement with respect to acts or events occurring or alleged to occur during the term of this Agreement and are expressly made for the benefit of, and shall be enforceable by any or all of the indemnified Parties.

8.09     SEVERABILITY

         If any of the provisions of this Lease shall contravene or be invalid under the laws of the country, province, municipal, state or jurisdiction where it is applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

8.10     RECORDATION.

         Subsequent to execution, any party may at its sole discretion and expense, register this Lease and all Exhibits thereto in the National Public Registry of Costa Rica.

8.11     ASSIGNMENT TO LOCAL ENTITY

The Lessee hereby represents that it is in the process of incorporating a Costa Rican corporation through which Lessee local operations will be carried out. Once the incorporation process of such local subsidiary is completed, the Lessee shall assign the rights and obligations under this Lease to such local entity. Lessee shall notify Lessor and Developer and provide supporting documentation of such assignment.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

(SIGNATURE PAGE FOLLOWS)

/s/ [ILLEGIBLE]
-------------------------------------
By/ KPMG Fides (Costa Rica), S.A.
Lessor

/s/ Donald R. Nathe May 20, 2003
-------------------------------------
By/ Novacept
Lessee

/s/ [ILLEGIBLE] May 20, 2003
-------------------------------------
By/ Global Park, S.A.
Developer

                                  EXHIBIT LIST

Exhibit One           Building Description & Layouts

Exhibit Two           Condominium Regulations CC&Rs

Exhibit Three         Waste Water Treatment Plant Regulations

                                   EXHIBIT ONE
                        BUILDING DESCRIPTION AND LAYOUTS

                                   EXHIBIT TWO
                             CONDOMINIUM REGULATIONS

Yo, Michelle Coffey Martinez, traductora oficial autorizada por el Ministerio de Relaciones Exteriores y Culto de la Republica de Costa Rica, nombrada por el Acuerdo No. 42 del 5 de enero de 1982, por este medio certifico que en el idioma ingles el documento por traducir, que consta de cuarenta y siete (47) paginas, que recibi por e-mail de la Srta. Irene Chinchilla, Gerente de Ventas de Global Park, S.A., del idioma espanol dice lo siguiente:

San Jose, Setiembre 28, 2002.

                                Beginning of Text

TWELFTH: CONDOMINIUM AND MANAGEMENT BYLAWS: in compliance with Articles Thirty-Three and Thirty-Four of THE LAW, the Condominium and Management Bylaws of CONDOMINIO GLOBAL are constituted, which shall regulate the relations of the condominium owners: DEFINITIONS. The following words will be understood, for all of the purposes of this Bylaws, according to their respective definitions, to whit: ADMINISTRATOR: The individual or corporation named to exercise the management of the Condominium according to the procedures described in this Bylaw; SHARED AREAS OR ELEMENTS: Shared elements should be understood as all those zones that are set aside for shared use and enjoyment, within which we can mention the following, without restriction: green areas, spaces set aside for pedestrian circulation, sidewalks, streets, access ways, surveillance posts, electrical substations, water reservoir tank, drinking water systems, fire extinguisher systems, treatment plant, pump station, control booth, as well as those which are stipulated as such by Law, the building blueprints and the Condominium deed of constitution; RESTRICTED USE SHARED AREA: These will be those shared areas that the Condominium Owners' General Meeting shall determine by a vote of two-thirds of the total value of the Condominium, which shall be used only by one or multiple specific joint owners as a result of their industrial or commercial operational needs within the Condominium, resulting from the location of the shared area or because of any circumstance which in the judgment of the Owners' General Meeting justifies that the use and enjoyment of the shared area be restricted to one or several specific joint owners, either through a direct request made to the Meeting or because the Meeting so decides. BUILDING COMMITTEE: The official body designated by the Condominium Owners' General Meeting to approve, inspect and regulate construction within the Condominium and within its subsidiary areas and the Independent Condominiums, which shall ensure compliance with the architectural, urban, building, structural, esthetic and landscape standards of the Condominium and the Independent Condominiums, over which it shall also exercise all of its attributes. THE CONDOMINIUM: Condominio Global. INDEPENDENT CONDOMINIUM: That which shall be formed by subjecting each subsidiary property of Condominio Global to the Condominium Property System. The independent condominium bylaw will be subject to the stipulations of the Condominio Global Bylaw, and to the Building Bylaw, and will be subject to the Building Committee of Condominio Global. CONDOMINIUM JOINT OWNERS: These are the individuals or companies, who/which reside in the Condominium or not, which hold property title over the subsidiary properties of the Condominium. In the case in which the subsidiary property is at the same time the parent property of an independent condominium, such condominium will be considered a joint owner of Condominio Global and shall participate in the Meetings and voting of Condominio Global under one single representation which shall have one single opinion and orientation to vote in regard to the matters that are heard in each Meeting. ORDINARY AND EXTRAORDINARY MAINTENANCE FEE: A proportional part of the general expenses that the joint owners are obligated to cancel and which shall be set according to the square meters of developed private area in each subsidiary property, i.e., the developed private area within the Condominium's property coefficient in relation to the Condominium's total area. There shall be no obligation to pay neither an ordinary nor an extraordinary maintenance fee for undeveloped private areas. EXECUTIVES: Administrators, legal representatives and corporate executives in general who are installed in the Condominium. SUBSIDIARY
PROPERTY: Each one of the lots that make up the Condominium, duly identified by a Lot number, and which shall be subject to different stages of development, all of which constitute the private areas of the Condominium. SHARED EXPENSES:
Shared expenses will be understood to be those which refer to the management and maintenance of the Condominium which the joint owners are obligated to contribute to in a manner which is proportional to the percentage of their private property with regard to the overall value of the Condominium, i.e., the percentage that corresponds to their property within the stated total value. Shared expenses are those which are established by Law, the collection of solid wastes, security, shared area maintenance, as well as those expenses which are specified by the Condominium Meeting by recommendation of Condominium Management in compliance with its obligations. LAW: The Regulating Law of Condominium Property, Law Number seven thousand nine hundred thirty-three of November Twenty-Five, Nineteen Ninety-Nine, and its reforms. ADMINISTRATIVE STAFF:
Individuals in general who render personal services to the companies which are installed in the Condominium or to the Administrator thereof. PROPERTY OF THE
CONDOMINIUM: This is understood to be all of the area described in the Deed of Constitution of the Condominium which subjects said area to the Condominium Property

System, including all of the corresponding improvements and entitlements thereto. SERVICE PROVIDER: The individual or company which the Administrator of the Condominium will be empowered to hire to provide the general services that the joint owners pay through their maintenance fee. BYLAW: The current Condominium and Management Bylaw of Condominio Global. BUILDING CODE: The Code will be established by the Building Committee for the approval, inspection and regulation of construction within the Condominium, within its subsidiary properties and Independent condominiums, and shall specify and develop the architectural, urban, construction, structural, esthetic and landscaping standards for the Condominium and the Independent Condominiums. AFFILIATED
SUBSIDIARY: The subsidiary properties of the Independent Condominiums. WORKERS:
Individuals in general who render personal service to the companies installed in the Condominium. VISITORS: These are people who visit the Condominium for any reason, either invited by Management or by the joint owners, lessees, occupants or holders, under any title, or those people who work doing repairs, maintenance, construction, cleaning, or who simply visit, or people looking for work, with the exception of the administrative personnel and executives and workers of the companies which are installed in the Condominium. FIRST CHAPTER:
SCOPE AND TERM: FIRST ARTICLE: GENERAL OBLIGATORY NATURE: This Condominium and Management Bylaw is obligatory on all the joint owners, lessees, occupants or holders under any title derived from the property in condominium, as well as any visitors to whom it may apply. Also, it will be obligatory on the successors of those rights or people who are entitled thereto under any title, lessees or subleases, as well as anybody, either individual or corporation, who under private contract or court ruling should acquire the property, possession thereof, the use and enjoyment of any of the subsidiary properties resulting from the Condominium, which shall be governed by Law, as well as the terms and conditions of the Deed of Constitution of the Condominium. Condominio Global is planned in such manner that each one of its subsidiary properties may be constructed and subjected to different stages of development which shall be independent one from others, each of which subsidiary properties shall be capable of being converted into the parent property of an independent condominium, without thereby losing its nature as a subsidiary property to the Condominium, in other words, all of the stages of development will always be connected as part of a general whole which shall enjoy the same services and shared areas. Consequently, the bylaw of each one of the independent condominiums which will be constituted by each of the subsidiary properties shall be in complete harmony and uniformity with this Condominium and Management Bylaw, which shall be generally applied and abided by the Condominium, and its stipulations shall prevail in the case of discrepancy, omission or confusion, over the stipulations of the Condominium and Management Bylaw of the independent condominiums that are constituted by each one of the subsidiary properties that make up the Condominium, since they, even if they become the parent properties of new independent condominiums, shall conserve their nature as subsidiary properties to Condominio Global. SECOND ARTICLE:
IRREVOCABILITY: Should there exist any reserved private contract subscribed between the persons indicated in the preceding article which in any manner modifies, alters, or revokes the legal system established by Law and this Bylaw, it shall be found null for all purposes and shall lack validity in regard to the joint owners of the Condominium and in regard to third parties, as well as any stipulation of the internal management regulation of each one of the Independent condominiums which may be constituted by the subsidiary properties of the Condominium which modify, alter, revoke the stipulations of this Bylaw. Expressly excluded from this provision are the documents that are mentioned in the Twenty-Ninth Article of this Bylaw, which are acknowledged as valid and binding on all the joint owners. THIRD ARTICLE:
REFORMS: This Bylaw shall be duly approved and enter in effect from the moment in which the Condominium is registered in the Public Registry. Any reform to this Bylaw, as well as the emission of new text shall correspond solely and exclusively to the Condominium Owners' General Meeting, by unanimous decision of all the Condominium owners, according to the provision of Article Twenty-Seven, Paragraph 5, of the Law. In accordance with the above, any reform or draft of a new Bylaw must be verified by public deed and registered in the Public Registry, if such procedure is possible. SECOND CHAPTER. PRIVATE ASSETS AND SHARED ASSETS.
- PRIVATE ASSETS: The Condominium consists of thirteen subsidiary properties which are described as land for the construction of office buildings, industrial or commercial units, and which make up the private area of the Condominium. Each one of the subsidiary properties has been identified by means of a lot number, as appears on the corresponding blueprint as well as in the deed of constitution. The joint owners acquire, together with the subsidiary or private assets, the right to use the shared elements that are defined by Law and this Bylaw, as well as those entitlements and obligations which are acknowledged and imposed by this Bylaw. In such manner that each one of the joint owners may hold and derive from the entitlement that they may have over the subsidiary property understood to be the private area, the right to enjoy all of those elements of the Condominium that are stipulated for shared use and are necessary for its existence and conservation. FIFTH ARTICLE: SHARED ASSETS: Shared assets will be understood to be civil infrastructure works, such as: vehicular access ways and on-site concrete or paved roads, sidewalks and gutters with their respective curbs, the rainwater runoff system, sanitary waste system, drinking water system, power distribution and exterior lighting grid, telephone and cable TV network, irrigation system, waste water treatment plant, green zones and parks, master power control room, water supply control room, surveillance and vehicular access control stations, and perimeter fence, as well as any other urban development required according to law in keeping with the type of industrial or commercial development to be executed in the Condominium, as well as those set forth in Article Ten of the Law. the Condominium expressly gives the right of way through the shared areas to all government and local agencies that govern or regulate basic public utilities, such as Empresa de Servicios Publicos de Heredia(1) ESPH, in the case of the private supplier of water and power service, the Costa Rican Institute of Electricity ICE, Costa Rican Institute of Aqueducts and Sewers AyA, Radiografica Costarricense S.A.(2) RACSA, and any other data communications or general services company of the Condominium which may have been previously approved and contracted by Management or by the Condominium Owners' General Meeting to execute work necessary for the operation and maintenance of the shared areas. Likewise and under Article Twenty-Seven of the Law, shared assets will be those which are qualified as such by the Condominium Owners' General Meeting, even if they are

----------
(1) TN - Heredia Public Utilities Company not so by nature, or also those originated out of the necessity, security, health, access, ornamentation and conservation of the Condominium. SIXTH
ARTICLE: THE RELATIONSHIP BETWEEN PRIVATE AND SHARED ASSETS: No joint owner may be limited in the rational use and enjoyment of shared things, nor may any person allege entitlement to greater use of those things because the percentage of ownership of a private area may exceed that of other joint owners in accordance with the provisions of Law. The rights of each joint owner in regard to shared things may not be pledged, encumbered, attached, or transferred to separate dominion, as they are inherent property rights of the subsidiary property and are consequently inseparable therefrom. The pecuniary liability of the joint owner in regard to shared assets shall be determined on the basis of the percentage of developed privately-owned area that the owner's subsidiary property represents with regard to the overall area of the Condominium, and renouncement of the use and enjoyment of shared things, be it express or implied, shall not relieve the joint owner from responsibility in regard to the conservation and reconstruction of said assets, o even from the payment of maintenance fees, together with any obligation derived from the Condominium Property System, meaning that the joint owners' liability in regard to shared assets are inalienable. Those assets for shared use and enjoyment may be subjected to leasing, prior agreement of the Condominium Owner's General Meeting by a vote which shall not represent less than two thirds of the total value of the Condominium. SEVENTH ARTICLE: USE OF SHARED ASSETS: The owners are obligated to ensure the due use of the shared assets of the Condominium, as well as to notify the Administrator of any situation, fact or act which jeopardizes the security and conservation of those assets. Each joint owner, lessee, occupant or holder, or any individual or corporation which occupies a subsidiary property, independently from the owner thereof, shall be responsible for damages caused to shared things through fault or negligence, or by its tenants, employees, salespeople, or visitors, and they will be liable to cover the costs incurred for repairs, failing which the sanctions set forth herein will be applied. Also, all of the joint owners, lessees, occupants and holders under any title shall abstain from all acts, even within their own property, which impede or lessen the efficiency of the operation or use of the shared areas. EIGHTH ARTICLE: IMPROVEMENTS TO SHARED ASSETS AND MAINTENANCE: Under Article Thirty of the Law, the Administrator is responsible on behalf of the Condominium Owners' General Meeting for the care and surveillance of the shared assets and services, the care and operation of the installations and general services, as well as of all of the conservation processes of the Condominium. Furthermore, the Condominium Owners' General Meeting may set the corresponding guidelines for the Administrator to perform his/her duties, and particularly regarding the care of the shared assets. Improvements to the shared assets shall be approved in the Condominium Owners' General Meeting according to Article Fourteen of the Law in the following manner: a) Necessary improvements shall be approved by owner votes representing a simple majority of the value of the Condominium, and b) Useful improvements, by owner votes representing two thirds of the value of the Condominium. The joint owners, lessees, occupants or holders, under any title, are obligated to permit and support the annoyance caused by maintenance work in shared and private areas, as well as conservation work and repairs. Consequently, the access and throughway of the people in charge of overseeing, directing and performing such work shall be allowed in all of the areas of the Condominium that are involved in maintenance. The Administrator, on his/her part, shall implement all pertinent measures to ensure that the maintenance work produces as little annoyance or damage as possible. THIRD CHAPTER. GOVERNING AND ADMINISTRATION BODIES: NINTH ARTICLE: ON THE CONDOMINIUM OWNERS' GENERAL MEETING, MEETINGS, CONVOCATION AND QUORUM: The Condominium Owners' General Meeting is the Supreme Organ of the Condominium and therefore its governing body, and its decisions are binding on all the joint owners, lessees, occupants or holders, under any title, of the subsidiary properties or areas of the Condominium. The Condominium Owners' General Meeting is formed by all the joint owners, either individuals or corporations, which hold property title over the subsidiary properties of the Condominium. The meetings of the Condominium Owners' General Meeting must be held ordinarily according to law and this Bylaw at least one time per year during the month of November, and extraordinarily when so convoked by a number of owners who shall represent one third of the total value of the Condominium or by the Administrator in performance of his/her duties under Article Twenty-Five of the Law or when so stipulated during a preceding General Meeting. Quorum to call the General Meeting to order on the First Convocation will be formed by joint owners representing a minimum of two thirds of the total value of the Condominium, and by any number of joint owners present for the Second Convocation. All convocations shall be issued in writing and with acknowledgment of receipt by any adult person in his/her right mind who may be working at the domicile of the joint owners which they notified to the Condominium Management for that purpose, In cases in which the subsidiary is also the parent of another condominium, notice of convocation must be delivered to the office of the administrator of the Independent Condominium. At the option of the Condominium Management, convocation must be made by means of a publication in a national newspaper at least ten business days in advance of the date on which the General Meeting will be held, without considering the day of the publication or the date of the meeting when calculating said period. Convocation notices must specify the agenda with specific issues for consideration, as no miscellaneous matters will be allowed; the place, date and time set for the first and second convocations. Failure to fulfill any of the above-stated requisites will result in the annulment of General Meeting to be held. Once the General Meeting is convoked, those subsidiary properties which are also the parents of independent condominiums must hold their own General Meetings in advance to delineate a single position to be taken in regard to the issues submitted for consideration on the agenda in the convocation of Condominio Global, as well as to appoint a representative to attend the General Meeting and vote according to instructions. In that case, the General Meeting of each individual subsidiary condominium will hear or resolve its own internal issues, which may not have been previously included or described in the agenda of convocation of Condominio Global, though point number one of convocation and the primary reason for convoking the meetings shall be to appoint the representative and provide voting instructions for the Condominio Global General Meeting. The Condominium's General Meeting will be presided over by the Administrator, except that the duly constituted General Meeting should agreed otherwise by simple majority vote of the attendee owners. TENTH ARTICLE: GENERAL MEETING COMPETENCE AND QUALIFIED VOTES: It is the competence of the Condominium Owners' General Meeting to resolve matters of shared interest that do not fall within the powers and obligations which shall be specified below for the Administrator. The Ordinary Meeting shall hear the Administrator's report and accounts, approve the budget of the following year and determine how to fund said budget. The following agreements are the exclusive to the Condominium Owners' General Meeting and REQUIRE UNANIMOUS APPROVAL OF ALL THE OWNERS: a) Those which modify the general destination of the condominium. b) Variations of the proportional areas of the subsidiary properties with relation to the total area of Condominium or the area of the shared assets. c) Renouncement of the condominium property system. d) The encumbrance or pledging of the totality of the Condominium. e) Modification of the deed of constitution or this Bylaw. f) Variation of the specific destination of a subsidiary property. g) Variation of the destination of existing shared assets. h) Modification of the general guidelines of the Condominium's architectural language and the construction quality standards established herein. i) Modification of the constitution of the Building Committee membership and alternate within their term of appointment, removing them from their posts. Excluded are the cases of resignation of some member or alternate in which case the substitution will be made as established in the Sixteenth Article of this Bylaw. Furthermore, approval BY AT LEAST TWO THIRDS OF THE VOTES OF THE TOTAL VALUE OF THE CONDOMINIUM WILL BE REQUIRED: a) To build new floors or basements, to dig or authorize one of the joint owners, lessees, occupants or holders, under any title, to conduct any work. b) To acquire new shared assets or specify in any manner how they may be utilized, as well as to destine parts or sections of the Condominium as joint-owned property which are not so by nature or which are essential to the existence, security and conservation thereof. Also, to restrict shared use areas to one or several of the Condominium joint owners as defined in this Bylaw. c) To authorize shared things to be leased. d) To approve the total or partial reconstruction of the Condominium. e) To determine the amount of insurance coverage that must be taken out on the Condominium, beyond the coverage stipulated by law. f) To modify the Building Code set by the Building Committee, Under Article Twenty-Seven of the Law, when, in all of the preceding cases, a single owner represents less than fifty percent of the total value of the condominium, the remaining fifty percent of votes met in General Meeting will be required to resolve the stated agreements All other agreements, except the Administrator's appointment, as well as removal o to hear his/her resignation and the determination the amount of remuneration for his/her services, will be resolved by simple majority of the Condominium Owners' General Meeting attending votes, such as and without being limited to the amount of the Condominium's maintenance fee which each owner must cover in proportion to the value of that owner's subsidiary property, as well as the determination and authorization of extraordinary maintenance fees. The Condominium Owners' General Meeting may delegate its powers provided that it is not against the law or this Bylaw. All vote counts during Condominium Owners' General Meetings will be calculated on the basis of the private area in square meters, in other words, each subsidiary property vote will count and be added up according to the percentage of ownership with regard to the total area of the Condominium that is specified in the description of the registered subsidiary properties of the Condominium. ELEVENTH ARTICLE: REPRESENTATION IN THE CONDOMINIUM OWNERS' GENERAL MEETINGS: The joint owners may be represented in the Condominium Owners' General Meetings by general or universal proxies, duly qualified by a notarized affidavit no older than five calendar days, or by a proxy granted to any person, owner or not, which the proxy holder must submit in original, duly authenticated by an attorney. In those cases in which the subsidiary property is also the parent property of another independent condominium, it must be represented in the Condominium Owners' General Meetings by a special holder duly appointed for that purpose by the General Meeting of Owners' of such independent condominium subsidiary property, who may be the administrator of the Independent Condominium. The special power of attorney granted for these purposes must be legalized and the special holder must accredit such legalization by presenting the original affidavit of the deed of legalization of the agreement, which shall specify the matters that the special holder may vote on, and how the holder should vote, and which matters may be discussed by means of a brief description of the arguments. Also, in the case in which the same subsidiary property belongs to more than one owner, or if rights of real usufruct or simple possession have been constituted thereupon, both the co-owners as well as the real property title holders and bare property holder shall be represented by one single person in the General Meetings, producing one single vote for the subsidiary property according to the provisions of law in regard to the person who is entitled to vote or by a legitimate decision of the parties, in which case the respective proxy letter, authenticated by a lawyer, shall be submitted. TWELFTH ARTICLE: THE CONDOMINIUM BOOKS: All General Meeting resolutions shall be consigned in a Minutes Book that will be kept by the Condominium for that purpose, which shall be duly legalized by the Condominium Properties Section of the Public Registry under Article Twenty-Eight of the Law. The Minutes shall be signed by the President and Secretary of each General Meeting. Also, the remaining accounting books will be kept as needed for the order, control and reporting capability of the Condominium management, which must also be legalized by said agency, or otherwise by the General Office of Internal Revenue. THIRTEENTH ARTICLE: ON THE ADMINISTRATOR, APPOINTMENT, FEES, REMOVAL, RESIGNATION AND SUBSTITUTION: The Condominium Management shall be in charge of an Administrator, who may be an individual or corporation, a joint owner or not, who in regard to the Condominium and the shared assets shall have universal powers of attorney without limit of sum according to Article One Thousand Two Hundred Fifty-Three of the Civil Code. The Administrator will remain in the position for a period of five years beginning on the date of appointment by the Condominium Owners' General Meeting and may be reelected indefinitely for equal and consecutive periods, in the case of electing a corporation, it will designate an individual who will execute the corresponding functions in its name and behalf. The appointment of the Administrator shall be made by a two thirds vote of the total value of the Condominium in the Condominium Owners' General Meeting convoked for that purpose, from among the candidates proposed by any joint owner, the Condominium Owners' General Meeting, or the outgoing Administrator. The Administrator will earn a monthly fee which will be set by the Condominium Owners' General Meeting that chooses him/her/it, which will be reviewed one time per year. The Administrator who is appointed for the Condominium may be removed prior to the expiration of the term of appointment by a vote representing two thirds of the total value of the Condominium and for causes which may be discussed and resolved in the General Meeting convoked for that purpose. The Administrator may resign at any time, due to which a Condominium Owners' General Meeting must be convoked and reported to at least sixty calendar days in advance of the date on which the resignation becomes effective, so that the Condominium Owners' General Meeting may resolve the substitution, and receive and approve the Administrator's final management report during that term. The Condominium Owners' General Meeting shall appoint a Commission, which the outgoing Administrator may be on, to find suitable candidates to manage the Condominium within a term of thirty calendar days beginning on the submission date of the Administrator's resignation, and it shall submit a recommendation thereof to the following Condominium Owners' General Meeting which shall be held during the last five business days of the thirty calendar day term given to the Commission to find candidates, which shall plan accordingly up to the date of convocation, and the appointment of the substitute will be conducted so that him/she/it may take charge on the date of effect of the outgoing Administrator's resignation at the expiration of the sixty calendar days stipulated hereinabove, date until which the Administrator shall function normally. The term between the appointment of the substitute Administrator and the date of effect of the Administrator's resignation will be used by both to inform the substitute Administrator regarding everything related to the Condominium and the Administrators current duties, as well as the obligations and entitlements provided by that position. When the Condominium Owners' General Meeting appoints a substitute Administrator or a new one at the expiration of the term, the outgoing Administrator shall turn all the Condominium's Books, Accounting and Financial Statements, and all of the documentation, office equipment and accouterments that were specified for management use, over to the new or substitute Administrator. The new or substitute Administrator will have the same faculties, obligations, responsibilities and entitlements established by this Bylaw and the Law once the appointment has been accepted. The substitution of the Administrator and the appointment of the new one resulting from the expiration of term will be immediately registered in the Public Registry on the date of effect of the new appointment. FOURTEENTH
ARTICLE: ON THE FACULTIES OF THE ADMINISTRATOR. Under Article Thirty of the Law, the faculties of the Administrator of the Condominium are: a) The care and vigilance of the shared assets and shared services, providing the Condominium with a team of guards to guarantee the safety of the shared assets and the people within it, and to ensure compliance with, the provisions on entry, stopover, and exit of people, vehicles and goods as established in the Bylaw. b) Attention to, maintenance and operation of the public or shared installations and services of the Condominium, among which are without limitation: the maintenance and conservation of green areas, streets and vehicular and pedestrian access roads, sidewalks, curbs and gutters, the main entrance, the shared parking areas of the Condominium, and shared service installations, as well as the maintenance of the public lighting service in the shared areas. The Administrator will authorize access into the Condominium of all government and local agencies, governing and regulatory bodies, basic utilities, general services previously hired by the Condominium from data communications and cable television companies; c) Everything to do with the management and conservation of the Condominium, with the exception of the maintenance of the private areas of the subsidiary properties that are occupied by joint owners, including their administrative, green and service areas. The maintenance of the shared areas, public and shared streets and access ways, as well as green zones, and external and shared gardening shall be the responsibility of Management; d) The execution of the Condominium Owners' General Meeting agreements. e) Prior being empowered by the respective joint owner, the Administrator may file for the eviction of any occupant other than a property owner, who repeatedly violates the Law, this Bylaw, the Condominium's other internal codes, or who disturbs or alters the normal peace of the joint owners. f) To demand compliance by the joint owners of their obligations under this Bylaw and the Law; to oversee the protection of their rights, impose fines, sanctions and lodge court actions resulting from breaches and on behalf of the Condominium, and to issue the respective notifications and processes to the joint owners with regard to the norms that regulate the Condominium, and to issue advices and evict joint owners accordingly and by means of the applicable mechanisms and procedures. FIFTEENTH
ARTICLE: ON THE OBLIGATIONS OF THE ADMINISTRATOR: It shall be the obligation of the Administrator: a) To render an annual report on management operations and results to the Condominium's General Ordinary Meeting which is held in November of each year, and in each General Meeting as requested by any joint owner or by the Condominium Owners' General Meeting. b) To submit the projected Annual Management Budget and Financial Statements related to the results of the Administrator's performance, supported by accounting books which may be audited independently at the request of the Condominium Owners' General meeting by simple majority of attending votes and by an auditor appointed thereby. c) To resolve conflicts that arise between joint owners related to the use and enjoyment of the shared assets of the Condominium. d) To collect maintenance fees and establish and maintain a legal reserve fund, as well as collect fines, impose terms for the correction of, breaches of this Bylaw and the Building Code, to take action according to pertinent court rulings, to issue advices and execute evictions of joint owners. e) To oversee that the tranquility and order that must prevail in the Condominium are not disrupted in any manner, and to adopt any necessary corrective measures to correct such situations. f) To submit and make available Condominium information to joint owners, upon request. g) To certify the outstanding debt of owners under title of ordinary and extraordinary maintenance fees, interest and fines, requested by any joint owner or the Condominium Owners' General Meeting. h) To investigate, issue findings and opinions as requested by the Building Committee regarding matters of its competence, and to attend the hearings of that Committee, when invited, with voice but not vote, and to contribute to the functions of the Committee insofar as possible to the Administrator's office. i) To execute all of the processes entrusted by the Condominium Owners' General Meeting or imposed by Law or this Bylaw. j) The Administrator shall employ the care of a good parent in the fulfillment of him/her/its duties and will be only be liable for failings, faults, or negligence in attending and managing administration. The Administrator will not be liable for losses, damage and injury caused by actions taken or omitted under specific provisions of the Condominium Owners' General Meeting, the Law or this Bylaw, or resulting from individual instructions given by joint owners, as may be. The Administrator will be liable for losses imputable thereto as a result of him/her/its management, fraud, dolus, failings, faults or negligence, and because of acts performed other than as ordered by the Condominium Owners' General Meeting, the Law or this Bylaw, which shall be paid by the administrator from him/her/its own pocket and such shall be reflected in the statement of earnings of the Administrator's term of management SIXTEENTH ARTICLE: ON THE BUILDING COMMITTEE: APPOINTMENT,

TERM, SUBSTITUTION, FEES, MEETINGS: The Condominium Owners' General Meeting shall appoint by unanimous vote of the total value of the Condominium and in a General Meeting convoked for that purpose, a Building Committee which shall be formed by three permanent members who may be individuals or corporations who will appoint as required a representative for the purposes of the Committee who may be joint owners or not of the Condominium. The General Meeting will also appoint an alternate, who will be either an individual or corporation, a joint owner or not, who will substitute during the temporary absences of any of the permanent members. Among the permanent members there must be at least one civil engineer or architect, duly associated in Costa Rica. The Condominium Owners' General Meeting may propose eligible candidates from within itself and they may accept or reject the nomination during the meeting if they are present or by a letter sent to the General Meeting, which the President thereof shall read out once the nomination of ail the candidates is made. The Building Committee and appointed alternate will occupy their posts for a term of ten years, after which the members may be reelected or they may resign during the term, or they may be removed at anytime by unanimous vote of the total value of the Condominium as established in the Tenth Article of this Bylaw. The resignation of a permanent member of the Building Committee should be addressed to the Joint Owners of the Condominium by means of a letter that the resigning member shall submit to the Administrator, who will distribute it to inform of the resignation. The Administrator will immediately convoke a Condominium Owners' General Meeting in which a substitute will be appointed by unanimous vote of the total value of the Condominium by a General Meeting convoked for that purpose. Beginning on the date of resignation, the post of the resigning permanent member will be filled by the alternate, who may be ratified by the General Meeting as permanent and the new alternate named, if the resigning member should be the alternate, the General Meeting must be convoked by the Administrator to fill the vacancy. The members of the Building Committee will work under honorary title, due to which they will receive no economic retribution nor will they earn any fee for performing their job. The Building Committee will meet ordinarily one time per quarter and extraordinarily when convoked by any of its permanent members to resolve any issue submitted by a joint owner or the Condominium within the term establish in the following Eighteenth Clause. The alternate will attend ail of the Building Committee meetings to substitute the post of any permanent member who does not show; the alternate may participate with voice but no vote in the resolution of issues, due to which he/she will be kept permanently duly informed. Any permanent member may be substituted by the alternate upon request during the meetings. The Building Committee will keep a Meeting Minutes Book, duly identified and approved by the Condominium Owners' General Meeting, in which every item heard, its background, Building Committee considerations and vote and the final decision on each matter will be consigned. The Minutes will be drafted by whomsoever is designated by the Building Committee from among its members, and it shall be signed by the members who attend each meeting. The Building Committee will keep a legally numbered independent file for each matter heard, with ail the inherent documentation of each case. The Building Committee Minutes Book and files on each issue shall be kept in custody by the Administrator and shall remain in the Administrator's office except when being used by the Building Committee, and they will be public documents as regards the Joint Owners or people specifically authorized thereby in writing. SEVENTEENTH ARTICLES: FACULTIES OF THE BUILDING COMMITTEE: The Building Committee will have the following faculties: a) To issue, interpret and apply the Building Code according to the structural, architectural, construction, esthetic, urban and landscaping guidelines that are established in the Public Deed of Constitution of the Condominium, in the approved Plans and Blueprints of the Condominium approved by the corresponding authorities, and in the Bylaw of the Condominium, in such manner that all of their specifications become an application, extension or logical consequence of such specifications, developing them and facilitating their application. No provision of the Bylaw shall contradict or invalidate that which has been approved by the corresponding authorities on the Plans and Blueprints, in the provisions of the Deed and by the Bylaw of the Condominium.
b) To modify the Building Code by unanimous vote of all its members, as required by the Condominium and its Joint Owners, the Deed of Constitution, Bylaw, and approved Plans and Blueprints of the Condominium. Any modification to the Building Code shall be notified in writing to the joint owners by the Administrator. c) To fulfill all the functions and tasks that the Condominium Owners' General Meeting assigns thereto. d) To approve and inspect all construction in the shared and private areas of the Condominium, in accordance with the procedure established by this Bylaw and the Building Code. e) To ensure that all construction in the Condominium, either in its shared or private areas, meets the applicable norms and regulations of all public regulatory agencies, plans and the general design of Condominio Global, its Deed of Constitution, Bylaw and the Building Code. f) To impose the fines and sanctions established in this Bylaw and reflected by the Building Code on joint owners who violate its provisions, in which the

Administrator will fully collaborate. g) To recommend to the Condominium Owners' General Meeting the establishment or modification of said fines and sanctions, or other necessary norms in the Bylaw of the Condominium. h) To recommend to the Condominium Owners' General Meeting to lodge legal action against Joint Owners who violate the construction, architectural and urban codes of the Condominium.
i) To propose modifications or improvements to the Condominium's shared areas.
k) To name at discretion up to two professional advisors to attend to each issue that is put before it, and to set reasonable fees for the advisory services rendered thereby to resolve a matter of the Committee's competence. The fees of such advisors will be paid by the applicant Joint Owner, or by the one affected by the matter put before the Committee or by the Joint Owner who is affected by the Committee's resolution, as is set forth and established in the Building Code. The Committee's advisors will be selected according to criteria of absolute reasonability and will be hired by the Committee to issue a suitable technical or professional criteria to solve each issue. l) To ask the Administrator of the Condominium for decisions, investigations, recommendations, and opinion on those matters of the Committee's competence and to which the Administrator may contribute in regard to his/her/its functions, and to summon the Administrator to meetings and hearings of the Building Committee with voice but not vote. m) To modify the specifications of the architectural language of the Condominium and the quality standards of the construction established by the Building Code and the Building Committee, provided that they do not contradict the stipulations of this Bylaw. EIGHTEENTH ARTICLE: BUILDING APPROVAL PROCEDURE:
Any construction in the subsidiary properties which the joint owners, lessees, occupants or holders under any title may wish to execute, including without limitation, modifications, improvements or electrical installations and mechanical additions, must be approved by the Building Committee of Condominio Global. For this, they will submit a preliminary building plan to the Committee which shall include all of the general relevant information, such as a infrastructure specifications, location on the subsidiary property, connection with the public utility installations of the Condominium, and all of the other requisites which the public regulatory agencies demand to issue permits according to the law and applicable regulations. The Committee may make suggestions and propose changes prior to the approval of the plans, and it will have ten business days counted as of the day following that on which the complete information of the projected construction is submitted. Approval of the preliminary project and plans by the Building Committee must be obtained before the Joint Owner processes the building permits before the public regulatory agencies. When the building plans are approved by the Committee and by the public regulatory agencies, the Building Committee will reserve a set of plans for verification and supervision of the construction and it will have unrestricted access thereto until completion, and regarding which it may request immediate changes, when construction does not coincide with what was previously approved. The building approval procedure will be developed and regulated in greater detail in the Building Code that the Building Committee will issue. The Bylaw will establish in detail the procedures that the Building Committee will be governed by, which shall be assessed by the Condominium Owners' General Meeting by a two thirds vote of the total value of the Condominium. NINETEENTH ARTICLE: SANCTIONS: Those joint owners who violate the stipulations and conditions of the Bylaw in regard to construction, the

Building Code and guidelines established by the Building Committee, will be subject to pay a fine equivalent to TWO THOUSAND DOLLARS of the United States of America per calendar day from the moment of initiation of construction without the prior authorization of the Building Committee until such authorization is given. This fine will specifically apply to the cases set forth in this clause and shall exclude the application of the fine stipulated in paragraph g) of the Twenty-Third Article of this Bylaw, notwithstanding that the procedure to charge such fine in the case of the default of payment in good faith of the joint owner, and its purpose, may be identical to the one set forth in the stated Twenty-Third Article. If the Building Committee's suggested changes are not implemented by the given joint owner in his/her/its construction, and if the Committee considers them necessary to guarantee the harmony and balance of the structure, systems and general functions of the Condominium and the other joint owners and that they are required in defense of the common welfare, the Committee may elevate the proposed construction, suggested approval, and building approval for the joint owner, to the floor of the Condominium Owners' General Meeting, and the joint owner will equally be liable to pay the fine established above to the Condominium if construction is initiated without the prior authorization of the General Meeting, which must be given by a two thirds vote of the total value of the Condominium. FOURTH CHAPTER: FINANCIAL PROVISIONS OF THE CONDOMINIUM: TWENTIETH ARTICLE: THE CONDOMINIUM BANK ACCOUNT: All of the funds that the Administrator receives and manages under title of maintenance fees according to the annual budget, as well as any other funds or amounts of money received by the Administrator in payment of the Condominium expenses, shall be deposited in a bank account which shall be opened by the Condominium Owners' General Meeting in the name of the Condominium for that purpose, in which the Administrator will be authorized to sign checks, make withdrawals and deposit funds, and to execute any other usual bank account operation, except closing the bank account or opening others, which will require a decision by a simple majority of attending votes in the General Meeting. Those people who are expressly authorized by the Condominium Owners' General Meeting to do so, may also sign on the bank account. TWENTY-FIRST
ARTICLE: LEGAL RESERVE FUND. The Condominium annual expense budgets will include the formation and maintenance of a Legal Reserve Fund formed by withholding five percent of the cash income up to a total of twenty percent of the annual budget. The legal reserve fund will be destined for the resolution of the Condominium's extraordinary conservation, maintenance and restructuring needs, or to cover any delay in the collection of maintenance fees from permanent occupants, which will be justified by the Administrator by substantiating the essential needs of the Condominium. When the fund decreases to below the percentage stipulated herein, a surcharge will be imposed, the amount and form of which will be agreed by the Condominium Owners' General Meeting, until the agreed amount is reached, in such manner that the Legal Reserve Fund remains at twenty percent of the annual budget of the Condominium. TWENTY-SECOND ARTICLE; MAINTENANCE FEES: a) ORDINARY MAINTENANCE FEES: The joint owners of the different subsidiary properties of the Condominium are obligated to contribute an ordinary maintenance fee which shall be set according to the square meters of the constructed private area of each subsidiary property, i.e., the constructed private area within the percentage of ownership compared to the total area of the

Condominium, to cover: a.i) Maintenance fees, the modification and repair of the shared assets of the Condominium. a.ii) insurance premium payments for the infrastructure civil works in the shared areas of the Condominium. a.iii) Tax, rate and fiscal or municipal contribution payments levied against the Condominium, the shared areas and fixtures thereof. a.iv) Administrative, security, and institutional publicity expenses, in equal proportion. a.v) The fee set for the Administrator. a.vi) Expenses under title of professional services contracted by the Condominium, be they legal, accounting, auditing, topographic and any other professional service which may need to be contracted to cover the general needs of all the joint owners of the Condominium. a.vii) Lastly, the ordinary maintenance fee will cover trash collection of the three point four cubic meter trash bins assigned to each joint owner. When collection requirements exceed the capacity of said bin, the service will be covered as an individual additional expense by each joint owner, who shall pay it independently and above the ordinary maintenance fee. Undeveloped private areas are not obligated to pay an ordinary maintenance fee. The ordinary maintenance fee will be set by the Condominium Owners' General Meeting by a simple majority of attending joint owners in the Condominium Owners' General Meeting as part of the approval of the Annual Budget submitted by the Administrator, and it will be collected and managed by the Administrator of the Condominium. Any delay in payment shall be subject to a late interest which shall be set by the Condominium Owners' General Meeting for that purpose, which percentage shall prevail when the Condominium Owners' General Meeting fails to expressly set a different one when it approves the ordinary maintenance fee each year. b) EXTRAORDINARY MAINTENANCE FEES: In view that the shared areas of the Condominium are made up primarily of infrastructure and urban civil works such as: streets, sidewalks and vehicular and pedestrian access ways, curbs and their respective gutters, sewage, pluvial and sanitation systems, drinking water system, fire prevention system, power and exterior lighting network, telephone and cable television network, irrigation system, waste water treatment plant, green zones, master power control room, water system access control room, guard houses and perimeter fence, and parks, the respective maintenance fees will be covered by the owners per month according to the Condominium's real maintenance needs, due to which the Condominium Owners' General Meeting shall require a simple majority of attending votes to establish the extraordinary maintenance fees to cover such real needs, and it will set them according to the square meters of the developed private area of each subsidiary property, i.e., the constructed private area of the percentage of ownership compared to the total area of the Condominium. The Condominium Owners' General Meeting will also set extraordinary maintenance fees to cover any extraordinary expenses or needs of the Condominium which are not specified in the approved Annual Budget, and which, due to their nature, must be paid by means of a contribution from all the joint owners according to the percentage of their installed private areas, all of which will be justified by the Administrator to the General Meeting or proposed by any one of the joint owners. There shall be no obligation for undeveloped private areas to pay extraordinary maintenance fees. Defaulted extraordinary maintenance fees will be subject to the same late Interest specified for ordinary fees. c) MAINTENANCE FEE PAYMENTS: Both ordinary and extraordinary maintenance fees must be canceled within the first five business days of each month at the office of the Administrator of the Condominium.

The maintenance fee obligation will be charged directly to the joint owner, even if he/she/it does not personally occupy the subsidiary property. In the case in which the joint owner does not furbish, use or occupy the subsidiary property, and cannot be located by the Administrator to charge the maintenance fee, or if, upon having been located and notified, the joint owner does not meet the demanded payment in a preemptory term of five business days after the date of the Administrator's collection advice, whomsoever does furbish, use or occupy the corresponding subsidiary property under any title will respond for the maintenance fee and late interest, without impairment of the civil nature of the joint and several liability of the joint owner. When a subsidiary property of the Condominium is sold or transferred under any title, the seller is under the obligation to present to the Public Notary of record of the sale a certification issued by the Administrator of the Condominium specifying that such subsidiary property is up to date in the payment of its fees under title of shared expenses, if the subsidiary property is in default and the sale is made, the buyer will be considered the joint and several debtor for the amount which will be certified by the Administrator, without impairment of charging the seller the amount that he/she/it owes under this title. d) MAINTENANCE FEES OF INDEPENDENT
CONDOMINIUMS: Likewise, when the subsidiary property is also the parent property of an independent condominium, the ordinary and extraordinary maintenance fees of such condominium will be defrayed by means of the proportional payment that the owners of the affiliated subsidiaries must make to the independent condominiums according to the value that their affiliated subsidiary properties represent in comparison to the total value of the independent condominium. The ordinary and extraordinary maintenance fees of the independent condominium must include in their amount the ordinary and extraordinary maintenance fees of Condominio Global, in such manner that the owners of the affiliated subsidiary properties contribute proportionally to the payment of the obligations to Condominio Global of the subsidiary property that is the parent property of the independent condominium. Said payments will be made to the independent condominium management, which will be in charge of making the full and total payment of the ordinary and extraordinary maintenance fees to Condominio Global through the office of the Administrator, while retaining the amount of expenses that are exclusive to the independent condominium for the uses and purposes assigned thereto. FIFTH CHAPTER, JOINT OWNER RIGHTS AND OBLIGATIONS. TWENTY-THIRD ARTICLE: ON THE RIGHTS AND OBLIGATIONS OF THE JOINT OWNERS: a) THE USE AND DESTINATION OF THE SUBSIDIARY PROPERTIES: The Joint Owners will use their subsidiary properties in accordance with the designated use specified in this Deed of Constitution, and according to the general destination of that condominium which is made up by land where that is projected for the construction of horizontal, mixed or vertical office, industrial and commercial units, which shall jointly conform an Industrial Park which is subject in its most part to the Free Zone System approved by the Ministry of Foreign Trade and Promotora de Comercio Exterior - PROCOMER. Furthermore, the subsidiary properties may not be destined for uses that are contrary to the law, morals or customs, nor may they serve for any except the expressly agreed use. b) RULES ON THE JOINING AND DIVISION OF SUBSIDIARY PROPERTIES: The Joint Owners may unite adjacent subsidiary properties into a single unit under one property title. The division or segregation of such properties will respect the minimum frontage of five linear meters along public streets in the shared areas, and a minimum area for the division of a subsidiary property of three hundred square meters, provided that the divided parts meet all of requisites of the Law and this Bylaw for subsidiary properties. c) BUILDING QUALITY STANDARDS: The joint owners shall comply with all of the building quality standards of the Condominium as established by its Deed of Constitution, Bylaw, Building Code, and the Building Committee of the Condominium, which shall be included in and specified on the building plans of approved constructions. d) PRIVATE SERVICES: The joint owners may establish, at their expense, services for their exclusive use, provided that they do not jeopardize or annoy other joint owners or the shared areas of the Condominium. On-site building maintenance may be provided by each joint owner, lessee, occupant or holder, under any title. e) The joint owners are responsible for maintaining, responsible for maintaining, cleaning and decorating the on-site private areas that correspond to the subsidiary properties. The maintenance of road surfaces and parking foundations, the internal streets and access ways of each building and subsidiary property that form part of the private area will be the responsibility of each joint owner, as well as the care, irrigation and maintenance of the green areas and gardens within such private areas. f) FORBIDDEN ACTS: The joint owners may not by any act or failure thereof disturb the peace of other joint owners or their private areas, or compromise the stability, safety, health or comfort of the Condominium, or in fact or potentially damage or affect the infrastructure of the Condominium and its shared areas. g) SYSTEM OF FINES: Violation of the joint owner obligations set forth in this clause and in general throughout this Bylaw will result in a fine of TEN THOUSAND UNITED STATES OF AMERICA DOLLARS for the fact of the breach, and the obligation of that joint owner to correct his/her/its breach within a fixed period of thirty calendar days beginning on the date of the written advice from the Administrator regarding the act, a fine and the term for correction. After that term, if the breach persists, the joint owner will be obligated to pay an additional Ten Thousand Dollars of the United States of America for each month in which said breach persists, and the term of correction of thirty calendar days. A second refusal by the joint owner to pay the fines and correct the breach will produce the request of the Administrator to the competent legal authority which will order the payment of the fines and correction of the joint owner's breach. The summary procedures established by the Civil Procedural Code are stipulated for processing the claim for payment of the fine by the joint owner, in the case in which it is not paid in good faith, and for processing the correction of the breach, though in this case of intervention by a legal authority, current and late legal interest on the amount of the fine will accrue until the date on which the process finalizes with the corresponding payment, together with procedural and personal costs, which shall be at the expense of the joint owner in breach. The amounts under title of fines that are collected by the Condominium Management will be applied in the first instance to the Legal Reserve Fund if the corresponding percentage is such fund is not complete, and in the second instance, to approved improvement expenses of the Condominium, all without impairment of those indemnities that legally correspond against the joint owner and in favor of the Condominium should the breach thereof cause further damages to the Condominium. h) OBLIGATION TO EVICT FROM THE CONDOMINIUM:
Because the Condominium is an Industrial Park subject to the Free Zone System with the sole exception of the area that corresponds to Subsidiary Property Lot Three, and regulated by the general obligatory norms related to its nature and use, the obligation of eviction from the Condominium is established within the sixty calendar days following the date on which the following acts are incurred by joint owners, lessees, occupants or holders under any title of a subsidiary property: (i) Reiterated violation or breach of the obligations specified by the Ministry of Health for the normal operation of a business established in a subsidiary property in particular; (ii) The disqualification of the company installed in a subsidiary property in particular by the Ministry of Health as a Type I-I Industrial Enterprise, if its processes and operations are very noisy and generate potential risks of contamination of other nearby companies or residences as the result of the violation of the provisions of the Industrial Regulations for Metropolitan Areas published on June Eighteen, Nineteen Ninety-Five, and its future reforms, as well as any other Ministry of Health or other government authority applicable norm, law or regulation which establishes and determines that such company should not continue to operate or that it cannot continue its activities within the Condominium due to its location, nature and use, as an Industrial Park and with the application of the Free Zone System. (iii) The loss of the Free Zone System and abandonment of the subsidiary property where the company in particular operates. (iv) Breach in the payment of the maintenance fee to the Condominium for six consecutive months,
(v) Repeated damage to the shared areas and services of the Condominium, or a one-time damage that is not duly repaired or compensated by the joint owner, lessee, occupant or holder under any title of a subsidiary property en particular to the Condominium within the term and for the reasonable amount specified by the Administrator and approved by the Condominium Owners' General Meeting. i) GENERAL APPLICABILITY TO HOLDERS UNDER OTHER TITLE: Any person who holds any title over the subsidiary properties, either as lessees, occupants or holders, or others, will be subject to obey the same rights and obligations established for joint owners, who shall ensure their compliance. The fines will be imposed on joint owners by Management, and they will rebound to the lessees, occupants or holders; nonetheless, if the joint owner does not satisfy its obligations in good faith, the lessees, occupants or holders of the subsidiary properties will be jointly liable and Management may impose exigible fines and liabilities on them under this Bylaw, who will consequently be entitled to file for redress from the joint owner in breach. TWENTY-FOURTH ARTICLE: ARCHITECTURAL LANGUAGE OF THE
CONDOMINIUM: Joint owners, lessees, occupants and holder, under any title, will be responsible for constructing their buildings and maintaining their subsidiary properties in suitable conditions that will not jeopardize the Condominium's general image, due to which they will abide by the following provisions: a)
ARCHITECTURE: The architecture of the buildings in each construction project on a subsidiary property must be harmonious with the architecture of the other existing constructions. The architectural concept consists of managing pure geometric forms and derivatives thereof. b) COLORS: The buildings of the Condominium will use suitable colors approved in advance and in writing by the Building Committee. c) MATERIALS: Top quality materials will be used in the buildings, particularly the partition walls will be made of concrete or any other material approved by the Building Committee as stated, except for metal partition walls which will not be allowed as a primary element, only in specific sections and as an architectural accent. d) FENCES: The only fences allowed are live hedges with a maximum height of one point five meters along the borderlines of each property, prior Building Committee authorization. Under no condition will the construction of solid railings or cyclone fencing be authorized, except around the external perimeter of the Condominium or to protect restricted access areas. In this latter case, they must be covered with the appropriate material, with greenery or a material similar to black saran. e) SIGNAGE: For businesses to place signs, they must have Management authorization. The signs must have a compatible architectural design with the building that they identify. The materials, finishes and colors must coordinate with those of the building and be located in areas designated by Management for that purpose. Sign illumination must not be flickering. It must be located in a concrete structure at ground level. Signs hanging from the ceiling or posts are not allowed. Flag poles may be installed, providing that they do not exceed ten meters in height and the size of the flags must not exceed one hundred fifty centimeters by three hundred centimeters. f) PAINT: The joint owners will be responsible for maintaining their buildings or industrial units and expansions suitably painted, in such manner that they do not jeopardize the image of the Condominium and they shall paint the exterior of the buildings at least every three years at the company's expense. No company may paint the buildings or industrial units that it occupies a different color than those described previously, unless it receives the express and written authorization of the Building Committee. g) BUILDING FACADE: No company may change the facade of the buildings without the express written, prior authorization of the Building Committee. h) REGULATIONS: No electromechanical equipment, including meters, may be exposed on the wall surfaces of the buildings. Corrugated tin partition walls are not allowed unless they are used as architectural accent elements designed according to the general architecture of the Condominium, prior written approval from the Building Committee. The roofed area of the buildings may not exceed seventy percent of the total area of each individual parent property. The clearing of the frontage of the buildings will be at least six meters from the curb line and the lateral retreats will be three meters from the property line of the individual parent property as a minimum. No building may exceed twenty meters in height and buildings over two floors in height will require a prior permit from the National Civil Aviation Administration, which will be processed by the interested joint owner and turned over to the Building Committee as a prior requisite for the approval of the respective construction. For naves or any other type of industrial installation over five meters in height, and which are adjacent to the property line of the subsidiary property, the lateral and back clearings will increase one meter for each meter of additional height; the front clearing will be nine meters. Under no condition will the construction of solid railing or cyclone fencing, with the exception of the external perimeter fences or to protect restricted access areas of the Condominium, be authorized. In this latter case, the fences must be covered with suitable materials, either greenery or a black saran-type material. No mechanical or power equipment must be exposed or showing above the surface of the subsidiary properties or future buildings. When meters, valve boxes, pedestal transformers or other public utility connections are needed, they must blend with the infrastructure or the building, in cases when such exist, regarding the future development of the stages of this Condominio Global, and inasmuch as possible, they shall be hidden by materials that blend with the architecture or landscape of the infrastructure or building accordingly. Large equipment, such as storage tanks, generators, water cooling towers and compressors, must be placed in machine rooms or specially designed areas so that they blend with the infrastructure, architecture and landscape of the building of each subsidiary property, if required in specific cases. i) CONSTRUCTION: To maintain the image of Condominio Global, all construction shall be executed prior approval from the Building Committee of the Condominium, it must be fenced in and have controlled worker and equipment and materials entry and egress, which details are stipulated in this Bylaw. Also, the joint owners who engage the construction projects shall meet occupational safety norms guaranteeing the least number of accidents possible, and they must also comply with the environmental standards of the Condominium which will be specified later in this Bylaw. The owner of the construction project will be liable for ensuring that the subcontractor who executes the project does not damage the installations or structures of the Condominium, the private and shared assets, and for guaranteeing the conservation of the ornamentation and cleanliness of the Condominium at all times. The joint owner who engages the construction work will be charged all of the inherent expenses for the replacement, repair, damages and necessary extraordinary maintenance that is directly or indirectly produced by the construction project, independently of if it is caused by an outside contractor. Failure to pay such expenses to Condominium Management according to the breakdown provided by Management to the joint owner, within five business days beginning on the day following notification from the Administrator, will accrue late interest at the same rate as was set for the Ordinary Maintenance Fee by the Condominium Owners' General Meeting. j) GARDENING AND LANDSCAPING: The joint owners shall maintain their private green areas in a similar natural setting as the Condominium and in accordance with the Building Code. The joint owners will be responsible for maintaining the automatic sprinkler systems and hydrometers of their subsidiary properties. In no case may the joint owners maintain vegetation in their private green areas which could or may reasonably be expected to produce bad odors, sanitation or ornamentation issues, or which could damage the external or sub-surface infrastructure of the Condominium, the shared or private installed services or systems of other joint owners, in such case, the Condominium Management will caution the joint owner to immediately and definitely withdraw the damaging or potentially damaging or problematic vegetation. The Building Code will develop and specify each and every one of the aspects of the architectural tendency of the Condominium, which will also govern the independent Condominiums. TWENTY-FIFTH ARTICLE: PROHIBITIONS: a) ANIMALS: It is forbidden to keep animals of any type in the Condominium, except those which may be used by security and which will be exclusively for the purposes thereof.
b) SUBSTANCES AND MATERIALS: Also, it is forbidden to keep inside of the Condominium any type of substance or product, either chemical or natural that produces bad odors, is inflammable or may endanger the welfare and safety of people and buildings, and other structures and works of the Condominium. Therefore, it is forbidden to possess explosive, inflammable or unsanitary materials, which produce bad odors; smoke or any disturbance, or which may endanger health, with the exception of those from the operation of the industrial plant installed on each subsidiary property and its corresponding production processes, which will have previously been reported to and authorized by the Condominium Management or the Condominium Owners' General Meeting, if the Administrator should find it necessary to place the matter before it for its knowledge and approval. c) FOOD CONSUMPTION: No person may use the sidewalks, streets or green zones to ingest food. The joint owners, lessees, occupants or holders, under any title, must ensure the correct abidance of this article. In the shared recreational zones of the Condominium, exclusive areas will be installed where food may be consumed during social, sports events or at lunch hours, the use of which for specific activities must be requested by the joint owners in advance and in writing from the Administrator, after which they shall not engage in any activities other than those originally proposed and approved, meaning that in the case of requiring any modification, Management shall be notified in writing and its prior approval newly obtained. Each joint owner, lessee, occupant or holder, under any title, of a subsidiary property must destine part of the private area to the food requirements of staff and visitors, generally in accordance with the applicable Ministry of Health regulations, d) INDUSTRIAL
SEWAGE: In regard to industrial sewage, the Condominium has its own waste water treatment plant, the use and limitations of which are binding on all the joint owners, lessees, occupants or holders under any title. Therefore, it is forbidden to allow industrial sewage to run free, especially in the following cases: d.i) It is forbidden to discharge untreated industrial waste into the sewers. Management may authorize such discharge prior authorization from the Ministry of Health and within the limits of the treatment system, d.ii) It is forbidden to discharge sewage, runoff and industrial residues into the pluvial drainage system of the Condominium. TWENTY-SIXTH ARTICLE. THE OBLIGATION OF THE JOINT OWNERS FOR ENVIRONMENTAL CONSERVATION: All of the joint owners, lessees, occupants or holders, under any title, are obligated to contribute to the betterment and maintenance of the natural and artificial environmental conditions that meet the vital and health needs of neighboring populations, such as by the good and healthy habits of their workers. No establishment may operate in the

Condominium if it constitutes a nuisance, danger, or if it fosters unhealthy conditions in the area, either because of the maintenance conditions if its industrial unit, the systems that it employs in its operations, because of the way it eliminates wastes and emissions, or because of the noise that its operation produces. As a result, no companies may operate which, due to the nature of their business or the conditions in which it is conducted, the materials or wastes employed, elaborated or emitted, or which due to the storage of toxic, corrosive, inflammable or explosive substances, could produce effects capable of jeopardizing or effectively damaging, in an immediate and serous manner, the environment, installations and structure of the Condominium, the lives of the inhabitants or neighboring populations of the Condominium. All of the joint owners, lessees, occupants or holders, under any title, of the Condominium's subsidiary properties, businesspeople, workers, administrative staff and visitors, are obligated to abide by the environmental commitments that govern the Condominium and which are set forth in the Environmental Impact Study of the Barreal Free Zone Project, which was submitted and approved by the National Environmental Technical Secretariat -SETENA, by its Resolution Number one hundred forty-one B ninety-nine, by the original owner of the rural property which was put under the Condominium Property System in this deed for the creation of the Condominium, PARQUE GLOBAL SOCIEDAD ANONIMA, Corporate Identification number three B one hundred one B two hundred thirty thousand five hundred seventy-eight, which environmental commitments form an integral part of the Bylaw and a copy of which is given to each joint owner together with the Bylaw for their due information and strict abidance. The joint owners, lessees, occupants or holders, under any title, whose activities are disturbing, unhealthy or dangerous and which operate irregularly may be closed down by the health authority without Management liability, and in each case, its owners and administrators will be obligated to comply with the orders or instructions of the health authority for the purpose of putting and end or mitigating the unhealthy, dangerous or disturbing conditions produced thereby. It is the obligation of the companies that are established in the Condominium to place in service in the installations that they occupy the equipment and systems that are necessary to avoid the discharges, emissions, emanations or noise that their operations cause and which generate contamination. Also, it is the obligation of the joint owners, lessees, occupants or holders, under any title, to have fire and other natural disaster prevention systems as required by the Fire Department, National Emergencies Commission, and the National Insurance Institute, as well as having systems to avoid interior environmental contamination that could jeopardize the health and welfare of their staff and others. TWENTY-SEVENTH ARTICLE: TRASH OR SOLID WASTE BINS: the Condominium will provide trash bins along sidewalks and pedestrian walkways. Each building must have trash bins that are suitable to its volume, which must be located in a zone authorized in writing by the Administrator and which is not visible from the main street. The location must be in a place which minimizes odors or noise to the neighboring subsidiary properties. The Administrator will coordinate solid waste collection services through private waste collectors who are authorized by the corresponding State agencies. The companies established in the Condominium will be obligated to use the trash collection system provided by Management, due to which it is forbidden for any individual or company to dispose of or accumulate solid waste in places that are not expressly authorized for that purpose, to use unsuitable means of transportation or accumulation, and to proceed to use, treat or finally dispose of waste by means of systems that have not been approved by Management under the norms established by the Ministry of Health, Municipality of the Central Canton of the Province of Heredia, and by the trash collection company. The Condominium will provide solid waste bins located in shared green areas and strategic places. Management will be responsible for maintaining the optimum condition of the bins; however, joint owners, lessees, occupants or holders, under any title, will collaborate in promoting the adequate use and care of such bins among their staff and visitors. The trash generated by each joint owner, lessee, occupant or holder, under any title, operation, must be deposited in the easy-access enclosed bins that are provided by the companies installed in each subsidiary property and placed in specific areas only on those days when trash is collected. The location of such bins will be in an area that is protected from view from the main street and which shall avoid bad or trashy odors. In the case of toxic, metal, or other types of waste that are not admissible in the sanitary landfills where the Condominium will send its waste, the respective joint owner must hire a supplier authorized by the Ministry of Health, and it will be under its responsibility, risk and expense that such waste will be removed. To cover the trash collection expenses of each joint owner, the terms of the Twenty-Second Article, paragraph a) Ordinary Maintenance Fee, sub-paragraph a.vii) will apply. SIXTH CHAPTER. ON ACCESS INTO THE CONDOMINIUM. TWENTY-EIGHTH
ARTICLE: CONTROL AND REGISTRATION OF PERSONS AND VEHICLES: In view that the Condominium is an Industrial Park which is in great part subject to the Free Zone System, with its respective customs controls, strict control of entry and egress of vehicles and persons, is an essential part of the

Condominium's security system. To achieve such access, the vehicles and administrative staff and workers of the businesses must register in the guard station which is located at the entrance to the Condominium, and they must present the identification that the Administrator will provide for that purpose as a necessary means of access which will allow the permanent access of said persons and vehicles to be controlled and facilitated. Visitors and those other passengers or heavy vehicles which, by nature and function are necessary for the development or operation of the Condominium, given its commercial and industrial nature, such as those that transport prime materials, components or finished product under customs control, shall obtain due authorization from Management or the joint owners, lessees, occupants or holders, under any title, of the subsidiary properties which they visit to obtain access to the Condominium. The entry and egress of vehicles, buses and persons to the Condominium may only be achieved through sites that are designated for that purpose by the Condominium Management and according to the following provisions: a) VEHICULAR ENTRY AND
PARKING: To enter the Condominium, the driver of a vehicle shall identify him/herself at the guard post or customs control station, as it may be, where the corresponding record book will be kept, which will indicate for the driver and passengers, their names, I.D, or passport numbers, place of origin, address, reason for entry, and times of entry and egress. Vehicles which enter the Condominium shall abide by the speed limits on posted traffic signs and in general they shall abide by a pedestrian zone maximum speed limit of twenty-five kilometers per hour. Drivers must use marked areas for parking, and they will not be allowed to park automobiles in restricted areas, such as the access ways into each company, loading areas, or the areas located in front of bus stops, water hydrants, or any other places that are restricted under genera! provisions, laws, regulations and traffic signs. Management reserves the right to tow incorrectly parked cars, and the owner of the car will pay the respective expenses plus a Twenty Dollar fine, which may be charged to the joint owners, lessees, occupants or holders, under any title, of the subsidiary property which the driver was visiting or is employed by. Management will not be liable for damages incurred by said action. Heavy vehicles which carry prime materials, components or finished product must park at the loading dock of each subsidiary property, it is strictly forbidden for heavy vehicles to be parked on public roads, streets and access ways of the Condominium, and the marked passenger car parking spaces are not applicable to heavy vehicles. In the case in which the assigned loading dock of a property is insufficient, the heavy vehicle shall wait outside of the Condominium unless Management assigns another temporary loading dock or parking zone to it. All national laws and regulation regarding traffic and vehicular parking apply in the Condominium. Passenger cars that belong to the following duly-authorized and identified people may enter the Condominium: the staff of Promotora de Comercio Exterior PROCOMER, the General Customs Service, Ministry of Health, Ministry of Labor, Ministry of Public Safety, Ministry of the Treasury, Ministry of Economy, Industry and Commerce, General Internal Revenue Administration, and Management staff. To achieve said entry, the vehicles must be registered with Management, which will provide identification and the necessary means of access which will allow control and facilitate the permanent access of such persons. The customs station may at discretion request the inspection of an outgoing vehicle, b) VEHICULAR EGRESS: To leave the Condominium, all unidentified vehicles will stop at the guard station to be registered internally by the guards who will authorize the egress of the vehicle, which may be denied if any anomaly is encountered, in which case it will immediately be reported to Management. Egress from the Condominium of any merchandise that may have entered under the benefits of the Free Zone System, either prime materials, finished product, equipment or machinery, must be authorized by an official of the General Customs Service and must have all the respective documents stipulated in the General Customs Law, its Bylaw, norms and procedures. All merchandise transportation vehicles, light cargo transportation vehicles with enclosed cargo beds, trucks, containers, motorcycles with cargo carriers or any other vehicle that is specially conditioned for the transportation of goods, must be reviewed inside and outside without exception by the security guards who will authorize its egress from the Condominium. For the egress of containers or other types of tagged vehicles, the security post of the Condominium will corroborate that any vehicle that exits is carrying the exit documents that are required by the General Customs Service, and will review the tag number against the one specified on the Customs documents. Furthermore and continuing along the same vein, the security officer that makes the verification will note the following information in the book of egresses: name of the driver, transport company, vehicle license plate, type of vehicle, tag number, Customs policy number, issuing free zone company, and time of egress. This does not disallow requests for information that the Ministry of the Treasury, General Customs Service, Promotora de Comercio Exterior or Management may require for good vehicular egress control. Conditionally and in coordination with the Customs post, outgoing cargo, vehicles may be searched. c) EXECUTIVE, ADMINISTRATIVE

STAFF AND WORKER VEHICLES: In the case of executive, administrative staff and worker vehicles, Management will provide them with an identification tag valid until December of current year, whereupon the lists will be updated with Management and new identification tags will be issued valid until December of the next year, which will allow entry and egress from the Condominium. The Condominium security may at random stop any one of these vehicles and search its trunk and interior, if any anomaly is encountered, it will be reported to Management and the Customs post for the corresponding action. In the case of recidivism or a more serious fault, Management may withdraw the identification tag, resulting in permanent inspection each time the vehicle leaves the premises. d) ENTRY AND EGRESS OF EXECUTIVES, ADMINISTRATIVE STAFF AND WORKERS:
To control the entry and egress of people into the Condominium, the companies installed in the subsidiary properties and Management must provide their executive, administrative staff and workers with a personal identification tag which must contain the following information at least: Company name, complete name of worker, C.R. Identification Card number, a recent photograph, authorized stamp of the company that the person works for, and date of issue. The identification tags shall not be valid beyond the month of December of the immediately following year. Management will provide said identification tag to each company at cost and it will be the responsibility of the company to immediately notify the expiration of an employment contract to Management for purposes of control and authorization for the entry of their executives and workers. The companies must be liable for controlling the merchandise of their property or in their custody. However, the Condominium Security may make random inspections of the purses or bags of the executives, administrative staff, workers and visitors when they consider it necessary. In the case of anomalies, it will be the responsibility of the security team or the company that is installed in the Condominium to report to Management, who will inform the representatives of the General Customs Service accordingly. The administrative staff, executives and workers of the companies installed in the Condominium will have free access thereto; however, they must wear the special identification tag mentioned in the preceding article, and enter and leave through the accesses provided for the Condominium by Management for that purpose, showing their identification and providing the data for their record. e) VISITOR ENTRY AND EGRESS: To enter the Condominium, visitors must identify themselves at the guard house, providing the guard with the requested data and suitable identification and the reason for the visit. Once done, the guard will confirm the visitor with the company and, if appropriate, the object of the visit, and will give the visitor an identification tag, which must be worn in plain sight as long as the visitor remains in the Condominium. The guard post will keep a record of visitor access in the corresponding book, where the following data will be noted: name of the visitor, identification Card or passport number, automobile license plate, company to be visited, hour of entry and of egress. f) ON SALESPERSON ACCESS:
Except by express authorization from Management, all types of sales within the premises of the Condominium or its access ways is prohibited, including traveling salespeople. SEVENTH CHAPTER: MISCELLANEOUS: TWENTY-NINTH ARTICLE:
GENERAL REGULATION WHICH THE JOINT OWNERS SHALL ABIDE: In view that the Condominium is an Industrial Park subject in its majority to the Free Zone System, and that on the date when it was subjected to the Condominium Property System it obtained the respective approvals from the regulatory public agencies, such as, without limitation, the Ministry of Foreign Trade, Promotora de Comercio Exterior PROCOMER, the National Environmental Technical Secretariat SETENA, the General Customs Service, the Ministry of Health, "INVU", "IMAS" and the institutions that provide approval for the Condominium Property System, the joint owners who acquire a subsidiary property in the Condominium also acquire a property subject to the general inalienable regulations regarding the nature, use, structural and organizational make-up of the Condominium which they must abide by at all times. Consequently, the joint owners are obligated to abide by the stipulations contained in the Law and Bylaw, those of the Internal Rules of Operation of Parque Global S.A., approved by PROCOMER on Two December, Nineteen Ninety-Nine, the Global Free Zone Master Plan dated Thirty October, Nineteen Ninety-Eight, a copy of which has been attached to the Notarial Book of References of Notary Jimenez-Morua as a reference document, the environmental commitments that govern the Condominium and which are set forth in the Environmental Impact Study of the Barreal Free Zone Project, which was submitted to the approval of the National Environmental Technical Secretariat by means of its Resolution Number one hundred forty-one B ninety-nine, by the original owner of the rural property that was subjected to the Condominium Property System in this deed for the creation of the Condominium, PARQUE GLOBAL SOCIEDAD ANONIMA, Corporate identification number three B one hundred one B two hundred thirty thousand five hundred seventy-eight, the General Health Law, its reforms and Bylaw, and when the companies that are installed in the subsidiary properties are also subject to the Free Zone System, they must also abide by ail of the stipulations established in Free Zone Law Number seven thousand two hundred ten, its reforms and bylaws, as well as by

General Customs Law Number seven thousand five hundred fifty-seven, its reforms and bylaws, and all of those laws and regulations that apply to the subject and activity. The Administrator will provide the joint owners with an information pamphlet that will contain this Bylaw, the internal Rules of Operation of Parque Global S.A., the Global Free Zone Master Plan, and the environmental commitments acquired by the Condominium before SETENA. Nevertheless, no joint owner may allege ignorance of the stipulations and regulations to which he/she/it is subject because of the fact that the Administrator does no provide such information, since the joint owner, upon acquiring the property and consequently ail of the obligations specified in this Bylaw, will be subject to strict compliance and it shall be his/her/its individual obligation to be duly informed and gather the regulations that have been mentioned. Breach by the joint owner of any of the stipulations that govern the Condominium will be put before the Condominium Owners' General Meeting, which will determine the measures and sanctions that will be imposed on the respective joint owner. THIRTIETH ARTICLE:
ON THE AFFECTATION OF THE SUBSIDIARY PROPERTIES TO THE CONDOMINIUM PROPERTY
SYSTEM: In view of the legal nature of this Condominium, i.e., that each subsidiary property represents a stage of construction and each one of them may be submitted individually to the Condominium Property System thus creating Independent Condominiums which will be joined by the shared areas of Condominio Global, the owners of the subsidiary properties which wish to submit their property to the Condominium Property System under the Law, shall abide and ensure compliance with the terms, conditions and provision contained in this Bylaw by the joint owners, lessees, occupants or holders, under any title, of the resulting Independent Condominiums, Breach of the stipulations herein will be considered a serious violation of this Bylaw and will empower the Condominium Owners' General Meeting to demand compliance. THIRTY-FIRST ARTICLE: MODIFICATION OF THE BYLAW. Any modifications of this Bylaw, be it total or partial, may only be executed by the Condominium Owners' General Meeting according to Law and by means of resolutions taken by unanimous vote of all the owners or joint owners of the Condominium. Every modification must be registered in the Public Registry and shall be informed by Management to the joint owners. The Condominium Owners' General Meeting will be the only responsible body to interpret this Bylaw, and such interpretation will be binding on the parties. To determine if the interpretation is reasonable or not, the opinion in that regard specified in writing by the legal advisors of the Condominium's Legal counsel will suffice. The lack of validity or efficiency of one or more of the stipulations of this Bylaw will not cause the lack of validity and effect of the remaining stipulations hereof. THIRTY-SECOND ARTICLE: EXTINGUISHMENT OF THE CONDOMINIUM PROPERTY SYSTEM: The extinguishment of the Condominium Property System may take place by resolution of the joint owners met in General Meeting, by unanimous vote of all the subsidiary property owners of the Condominium, providing that such extinguishment does not disobey other legislation related to the subject, particularly in regard to the possible remaining lots or units, The extinguishment of the system will take effect from its registration in the ..Public Registry, in that case, the entries of the parent property and subsidiary properties will be cancelled in the Condominium Properties Section and the new immovable properties will be registered in the General Properties Section. The acquired rights of third parties will remain intact. TO HERE THE BYLAW OF CONDOMINIO GLOBAL. --------End of Text---------

                                  EXHIBIT THREE
                     WASTE WATER TREATMENT PLANT REGULATION

                                USAGE REGULATION
                             SEWAGE TREATMENT PLANT

BOD  5,20

COD

SS

For the rest of regulated parameters, the quality of the effluent shall meet the limits established in the Discharged and Reuse of waste Water Regulations, decree No. 26042- S- MINAE.

                        PARK SERVICE PROVISION AGREEMENT

Entered into in the city of San Jose, Costa Rica, the twentieth day of the month of May of the year 2003, by and between:

         Zona Industrial Global ZIG S. A. (the "Administrator"), corporate legal identification number three one- cero- one two five three seven one eight registered in the Mercantile Section of the Public Registry under book one thousand two hundred and twenty nine, page cero nine six, entry one hundred eighteen, represented in this act with enough power by Carlos Wong Zuniga, personal identity card number one-six six four-nine eight nine, legal representation duly recorded in the Mercantile Section of the Public Registry.

For the one part and for the other,

         NOVACEPT, Federal Tax ID 770339123 (the "Lessee"), represented in this act with enough power of attorney by Donald R. Nathe, passport number 053930087 permanent resident of 558 Lincoln Ave. Palo Alto, California, Unites States of America acting as legal representative;

had agreed to enter into the present Park Services Provision Agreement ("the Agreement") for the purpose of regulating the park services that the Developer as owner of the condominium lot number five in the Free Zone Park known as "Global Park" (the "Park"), shall render to the Lessee, which will be governed and regulated by the following clauses and conventions:

SECTION ONE: BACKGROUND

1.00  RENT AGREEMENT

         On this very same date, a Lease Agreement (the "Agreement") has been executed on which the Lessee will Lease a parcel of land with a shell building constructed inside (the "building"), all together, the Lease Real Estate.

1.01     PURPOSE OF THE AGREEMENT

         The purpose of this Agreement is to set forth the terms and conditions under which the Developer as Park Administrator of the Free Zone Park known as "Global Park" and the future Global Park Condominium, in accordance with the conditions set forth in the Executive Agreement number twenty nine-ninety nine, published in the official newspaper, "La Gaceta", number forty-one, on March first of nineteen hundred ninety nine on which the free zone status was granted, the operations contract signed by and between the Developer and the "Promotora del Comercio Exterior de Costa Rica"("Procomer"), and the Park's internal regulations, will render certain services to the Lessee, as tenant of the Park, which will be described in the following Section. This Agreement along with the Lease Agreement and the other documents executed on this date, represent the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral.

SECTION TWO: RENDERING OF THE SERVICES

2.00 RENDERING OF SERVICES

        The Developer, in its condition of Administrator of Global Park's shall render the Lessee as well as the other park tenants a series of services, which are determined in the list of services attached to this Agreement as EXHIBIT A, along with a schedule which details the dates and frequency on which those services will be rendered. The list of services is based on the regular services required to will be provided by a Park Administrator in accordance with the Free Zone Act and its regulations. This list may be amended and modified by the Developer at PROCOMER request or by taking into consideration the needs of the tenants and users of the Park.

2.01 PRICE FOR THE RENDERING OF THE SERVICES

        The Developer will charge the Lessee a monthly amount for the rendering of the services. The basis for the computation of the price for the rendering of such services will be initially fifty cents ($ 0.50) per square meter, thus the Lessee shall pay to the Developer the amount of one thousand two hundred and thirty four Dollars (US$ 1,234.00), legal currency of the United States of America, payable in advance to the Developer on the first working day of each month. As of the thirteenth month since the Lessee has become a park tenant, the Lessee will accept a five (5%) percent yearly increase on the services fee, estimated over the last effective payment. The Developer must render the abovementioned services as of the date of delivery of the Lease Real Estate. The services fee maybe amended if the list of services is amended and modified by the Developer or if the joint Tenancy Board decides to do so, taking into consideration the needs and requirements of the tenants and users of the Park.

2.02 SERVICES REQUIRED BY LESSEE

        Should the Lessee require additional services not included in the list attached hereto AS EXHIBIT A, it shall direct a written request to the Developer for the provision of such Service. The Developer will make its best efforts to provide such services, if the Developer is able to provide such services it will do so and charge an extra amount for them to the Lessee. The parties shall agree to this amount in writing previously to any new service is rendered. If the Developer is unable to provide such service it will communicate so to the Lessee in writing within the following five (5) working days after the receipt of such request. The Developer will authorize the Lessee to individually contract such service with a third party at its own liability and expense. Once the Lessee has contracted the service it shall provide and deliver to the Developer a list with the names and copies of the identifications of the people that will be entering the premises of the Park to render such services. The Lessee will hold the Developer harmless for any and all claims, lawsuits, accidents, and similar situation that may arise with regards to such relationship. The Lessee accepts and acknowledges that the Developer is not bound or obliged to grant the authorization for the provision of such service and thus, it will not grant any authorizations that may affect the general status of the other park tenants or jeopardize the obligations of the free ??s status.

2.03 RESIDUAL WASTE WATER DISPOSAL PLANT

        As part of the services to be rendered and provided, the Park has a residual waste water disposal plant which is designed to be used by all the park tenants. However, in order for the Lessee to use the facilities of such plant, it must abide by the conditions and requirements regarding the types of water that may be disposed of into the plant, in accordance with the document attached hereto as EXHIBIT B. Any violation of such conditions and requirements by the Lessee endangers the environment and the status of the Park's general population and will therefore inhibit the Lessee to continue using the facilities, as well as to force it to pay any and all amounts required to fix, clean or recalibrate the plant back to its normal conditions as established in EXHIBIT B.

SECTION THREE: DELAYS IN THE RENDERING OF THE SERVICES

3.00 ACTS OF GOD, FORCE MAJEURE AND SEVERE WEATHER CONDITIONS

        The Lessee accepts and acknowledges that it will hold the Developer harmless and not file a claim or lawsuit against the Developer, terminate this agreement, or request a sum for damages or losses if due to Acts of God and/or Force Majeure it is not possible for the Developer to provide the services agreed to in the way and manner set forth in this Agreement and its Exhibits. If by any of the events previously stated, the services to be performed by the Developer shall be definitely or partially interrupted, it will send written notice to the Lessee within twenty-four hours (24) following the occurrence of the event.

3.01 DELAYS IN THE RENDERING OF THE SERVICES

        In case of delay, the Developer has ten (10) days to comply with the services. The continued delay for a period of more than ten (10) calendar days after the services should have been rendered will enable the Lessee to contract the service on its own account. The Lessee should communicate such decision to the Developer in writing. The written communication should clearly state the name of the contractor and complete details of its offer. The Lessee shall make reasonable efforts to look for contractor whose offer is similar to the price charged by the Developer for the rendering of such service. Once the service is rendered and it is billed the Lessee will pay the bill and it will be entitled to recover such payment from the Developer, without prejudice of its right to claim indemnification for all the damages suffered by the delay.

SECTION FOUR: IN FINAL AND MISCELLANEOUS PROVISIONS

4.00 CONTRACTUAL RELATIONSHIPS

        The Lessee will have no contractual or dependency relationship with any of the contractors or Developer's employees appointed by it to perform the services described in EXHIBIT A. Neither will the Lessee have any contractual, dependency or labor relationships with any individuals or commercial corporations hired or appointed by the Lessee to perform the services in case of delay.

4.01 COMMUNICATIONS

        Every notification or communication that the parties of this agreement must do according to the dispositions of the present agreement will be done in working hours, in writing and will be delivered personally or by any means that allow proper identification of date of emission and receipt. The following are the official addresses for notifications:

        a) Developer               At the administrative offices of
                                   Global Park, located in La Aurora de
                                   Heredia, to the attention of Carlos Wong.
                                   Fax number(506)209-5960.

        b) The Lessee              At Novacept in Palo Alto California to the
                                   attention of Donald R. Nathe with copy to Novacept in Costa Rica.

4.02 ARBITRATION CLAUSE

        This Agreement shall be construed and governed by the laws of the Republic of Costa Rica.

        In accordance with the "Ley sobre Resolucion Alterna de Conflictos y Promocion de la Paz Social" No. seven thousand seven hundred seventy two, enacted on December fourth, nineteen hundred ninety seven, including but not limited to the provisions included in article twenty two on which the parties acknowledge that this Agreement shall be interpreted and governed by the laws of the Republic of Costa Rica.

        Any dispute or claim ("The Dispute") with respect to the validity, construction or enforceabiiity of this Agreement or arising out of or in relation to this Agreement, or for the breach hereof shall be initially resolved by the Parties in good faith within 30 Days ("the Initial Period") from the day of notice by any of the Parties to the other Party as to the existence of a dispute or claim if the Parties are unable to settle The Dispute within the period of time indicated before, the Dispute shall be finally settled by arbitration in Costa Rica by three arbitrators selected in accordance with the arbitration rules of the Conciliation and Arbitration Chamber of the Costa Rican Chamber of Commerce. All rules of the Conciliation and Arbitration Chamber of the Costa Rican Chamber of Commerce shall apply to the Arbitration and the arbitration process. For purposes of article nineteen of the above mentioned law it is agreed that, under such Law, the arbitration shall be considered an arbitration of law. The arbitrators should render a decision regarding the party that should result liable for the payment of all costs, expenses and fees related to the arbitration. Any such arbitration shall be conducted in the Spanish language.

        The arbitration award shall be well founded, in writing and shall be final and unappealable, with the exemption of the revision and nullity defenses (recourses), according to the rules of the Conciliation Center of the Costa Rican Chamber of Commerce,

4.03 AMENDMENTS TO THIS AGREEMENT

        Any amendment to this agreement must be done in writing and must be signed by both parties.

4.04 SECTION HEADINGS

        The section headings used in this agreement are introduced to ease up the lecture of this Agreement, and are by no means intended to be part of the content of each clause or to be used for interpretation of the contents of this agreement.

        In witness whereof, the parties sign in two identical copies considered as original on the indicated place and date.

/s/ [ILLEGIBLE]
-------------------------------
Lessee
Novacept


/s/ [ILLEGIBLE]
-------------------------------
Developer
Zona Industrial Global, ZIG S. A.

                                   EXHIBIT A
                                 BASIC SERVICES

                                 BASIC SERVICES

                             INCLUDED IN MONTHLY FEE

          1. Twenty four hours perimeter security access control for vehicles and persons. No specific security is provided for parking areas and internal theft control.

          2. Daily maintenance of public roads, internal streets, common areas, access and parking areas.

          3. Maintenance of green areas. Damage plants should be removed and replant when needed, any additional plant should be approved by the Administration

          4. Refuse Collection. Three times per week a container of a maximum capacity of 3,4 m3. Garbage should be dropped in plastic bags inside each container, cartoon boxes should be unfolded or properly disassemble. Wooden pallets will be collected once a month, meanwhile should remain in the inside of the building. Collection of any additional or different type of waste should be covered by another contract.

          5. Access to the waste-water treatment plant. For human waste only. Discharged water should comply with the following specifications:

               DBO 5,20        <30 mg/l
               COD:            <60 mg/l
               SS:             <10 mg/l

          6. Building basic maintenance. Minor plumbing such as roof leaks and broken tubes and pipes, storm waters and sewer system.
               Electrical repairs such as replacement of lamps ??nd bulbs. All material should be provided by each company.

          7. Recruitment services. Access to a database with candidates interested in working in companies located in Global??Park.

          8. Customhouse. Physical space and equipment for the Government Custom Agent.

                                   EXHIBIT B

                    WASTE WATER TREATMENT PLANT REGULATIONS

                                USAGE REGULATION
                            SEWAGE TREATMENT PLANT

BOD 5,20

COD

SS

For the rest of regulated parameters, the quality of the effluent shall meet the limits established in the Discharged and Reuse of waste Water Regulations, decree No. 26042- S- MINAE.